UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12.
SYNEOS HEALTH, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of 2020 Annual Meeting and Proxy Statement

1030 Sync Street Morrisville, North Carolina 27560
Notice of Annual Meeting of Stockholders

DATE AND TIME	LOCATION	RECORD DATE
May 27, 2020 at 8:00 a.m. EDT	Online only via live webcast	March 30, 2020
To the Stockholders of Syneos Health, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Syneos Health, Inc. (the “Company” or “Syneos Health”) will be held on May 27, 2020 at 8:00 a.m. EDT. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SYNH2020.
The meeting is called for the following purposes:

1.	To elect the four Class III directors named in the Company’s Proxy Statement for a term expiring at the 2023 annual meeting of stockholders and until their successors have been elected and qualified;

2.	To approve, on an advisory (nonbinding) basis, the Company’s executive compensation;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors; and

4.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment, continuation or postponement thereof.
These matters are more fully described in the Proxy Statement accompanying this Notice.
If you were a stockholder of record of Syneos Health Class A common stock (“common stock”), as of the close of business on March 30, 2020, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournment, continuation or postponement thereof, provided that the board of directors (the “Board”) may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A complete list of our stockholders as of the record date will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Investor.Relations@syneoshealth.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.
We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish these proxy materials and our 2019 Annual Report to Stockholders, including financial statements, via the Internet. On or about April 16, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2019 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.
You are cordially invited to attend the meeting online. Whether or not you expect to attend online, the Board respectfully requests that you vote your shares in the manner described in the Proxy Statement. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. At any time before it has been voted at the meeting, you may revoke your proxy in the manner described in the Proxy Statement.
By Order of the Board of Directors of Syneos Health, Inc.,

JONATHAN OLEFSON
General Counsel and Corporate Secretary
Morrisville, North Carolina
Dated: April 16, 2020

1

SYNEOS HEALTH, INC.
1030 Sync Street
Morrisville, North Carolina 27560
Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held May 27, 2020

2	2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

SYNEOS HEALTH, INC.
1030 Sync Street
Morrisville, North Carolina 27560
PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 27, 2020
Information Concerning Solicitation and Voting
This Proxy Statement is furnished to the holders of our Class A common stock (“common stock”) in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Syneos Health, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting” or the “meeting”) to be held on May 27, 2020 at 8:00 a.m. EDT and any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SYNH2020 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card (the “Proxy Card”) or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2020
This Proxy Statement and our 2019 Annual Report are available at http://www.proxyvote.com
At the Annual Meeting, our stockholders will be asked:

•
To elect the four Class III directors named in this Proxy Statement for a term expiring at the 2023 annual meeting of stockholders and until their successors have been elected and qualified (Proposal 1);

•	To approve, on an advisory (nonbinding) basis, the Company’s executive compensation (Proposal 2);

•	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors (Proposal 3); and

•	To consider and take action upon such other matters as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Proxy Card will vote your shares in accordance with their best judgment. This Proxy Statement and Proxy Card are being made available on or about April 16, 2020 to our stockholders of record on March 30, 2020 (the “Record Date”).
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed Proxy Card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the recommendations of the Board. The Board recommends that you vote:

•	FOR the election of the four Class III directors named in this Proxy Statement;

•	FOR the approval, on an advisory (nonbinding) basis, of the Company’s executive compensation; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors.

3

INFORMATION CONCERNING SOLICITATIONAND VOTING

Notice of Internet Availability of Proxy Materials
In accordance with the rules of the SEC, instead of mailing a printed copy of this Proxy Statement, the Proxy Card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report” and, together with the Proxy Statement and the Proxy Card, the “proxy materials”) to each stockholder of record, we are furnishing the Notice of Annual Meeting (the “Notice”), this Proxy Statement and our 2019 Annual Report, including financial statements, by providing access to them on the Internet to save printing costs and benefit the environment. On or about April 16, 2020, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record on the Record Date. The Notice of Internet Availability of Proxy Materials and this Proxy Statement contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the telephone or Internet. All materials will remain posted on www.proxyvote.com at least until the conclusion of the Annual Meeting. The Notice, Proxy Statement and 2019 Annual Report are also available, free of charge, in PDF and HTML format under “Investors – Financials – SEC Filings” on our website at www.syneoshealth.com.
If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card that you will receive in response to your request.
Who is Entitled to Vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date, or holders of a valid proxy, are entitled to vote at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 104,160,680 shares of common stock outstanding and entitled to vote at the Annual Meeting.
How Do I Vote?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•	Via mail by completing, dating, signing and returning the Proxy Card. Please allow sufficient time for delivery of your Proxy Card if you decide to vote by mail.
To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your Proxy Card, or on the instructions that accompanied your proxy materials. Voting via the Internet or telephone must be completed by 11:59 p.m. EDT on May 26, 2020. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board, as permitted by law.
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares. In that case, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting may be offered to stockholders owning shares through certain banks and brokers. If your shares are not in your own name and you would like to vote your shares electronically at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

4	2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Who Can Attend the Annual Meeting?
The Annual Meeting will be held entirely online to allow greater participation. You may attend the Annual Meeting online only if you are a Syneos stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SYNH2020. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your Proxy Card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 8:00 a.m. EDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:55 a.m. EDT, and you should allow ample time for the check-in procedures.
Can I Change My Vote After I Submit a Proxy?
Yes. Whether you are a stockholder of record or a beneficial owner of shares, you can revoke your proxy or change your vote before your shares are voted at the meeting. If you are a stockholder of record, you may:

•	Give a written notice of revocation bearing a later date than the proxy to our Corporate Secretary at 1030 Sync Street, Morrisville, North Carolina 27560 before the meeting;

•	Duly execute a later-dated proxy relating to the same shares and deliver it to our Corporate Secretary at 1030 Sync Street, Morrisville, North Carolina 27560 before the meeting;

•	Vote electronically at the meeting (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•
If you voted by telephone or via the Internet, vote again by the same means prior to 11:59 p.m. EDT on May 26, 2020 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote electronically at the meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker as previously described.
Stockholder votes will be tabulated by Broadridge Financial Solutions, Inc. who the Board has appointed as inspector of elections.
What Constitutes a Quorum for the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the common stock entitled to vote on the Record Date will constitute a quorum. In accordance with Delaware law, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the meeting. If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
How Many Votes are Required to Approve Each Proposal at the Annual Meeting?
The following votes are required for the approval of each proposal at the Annual Meeting:

•
Proposal 1 (Election of Directors) - For each Class III director nominee to be elected, the votes cast for such nominee must exceed the votes cast against such nominee. This means that each Class III director nominee must receive more "FOR" votes than "AGAINST" votes in order to be elected as a Class III director.

•	Proposal 2 (Advisory Vote on Executive Compensation) - The affirmative vote of the majority of shares present electronically or represented by proxy at the meeting and entitled to vote.

•	Proposal 3 (Ratification of Deloitte & Touche LLP) - The affirmative vote of the majority of shares present electronically or represented by proxy at the meeting and entitled to vote.

5

INFORMATION CONCERNING SOLICITATIONAND VOTING

What are Abstentions and Broker Non-Votes and How Will They be Treated?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. A broker non-vote occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the advisory vote on our executive compensation.
Abstentions and broker non-votes will have no effect on the election of directors. Abstentions will have the same effect as votes against the advisory vote on our executive compensation. Broker non-votes are not considered to be entitled to vote and therefore will have no effect on the advisory vote on our executive compensation. Abstentions will have the same effect as votes against the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. We do not expect any broker non-votes in connection with the ratification of the appointment of Deloitte & Touche LLP.
Why Hold a Virtual Meeting?
We are excited to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. The virtual format provides the opportunity for participation by a broader group of our stockholders, while reducing costs associated with planning, holding and arranging logistics for in-person meeting proceedings. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate equally from any location around the world, at little to no cost. It also reduces the environmental impact of our Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/SYNH2020. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
A replay of the Annual Meeting will be made publicly available on our Investor Relations website following the conclusion of the meeting.
What if During the Check-In Time or During the Annual Meeting I have Technical Difficulties or Trouble Accessing the Virtual Meeting Website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/SYNH2020.
Will there be a Question and Answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the meeting matters, as time permits. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the meeting through our Investor Relations website.
We will post our Q&A on our Investor Relations website following the conclusion of the meeting.
Where Can I Find the Voting Results of the Annual Meeting?
We plan to announce the preliminary voting results at the meeting. We will publish the final results in a Form 8-K filed with the SEC within four business days of the meeting.

6	2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

PROPOSAL ONE - ELECTION OF DIRECTORS

Proposal One Election of Directors
Our Board currently consists of eleven members and is divided into three classes, the members of which each serve for a staggered three-year term and until a successor has been elected and qualified. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Our Class III directors, Ms. Bernadette M. Connaughton and Messrs. Kenneth F. Meyers, Matthew E. Monaghan and Joshua M. Nelson, have been nominated to serve for a three-year term expiring in 2023. The Class I and Class II directors, who were elected for terms expiring at the annual meetings in 2021 and 2022, respectively, will remain in office.
In connection with our merger (the “Merger”) with inVentiv Health, Inc. (“inVentiv”), we entered into Stockholders’ Agreements with each of Advent International Corporation (“Advent”) and entities affiliated with THL Holdco, LLC (“THL” and each a “Sponsor”, and collectively, the “Sponsors”). Pursuant to each of the Stockholders’ Agreements, if the applicable Sponsor and its affiliates beneficially own at least 16.5% of the then outstanding shares of the Company’s common stock, then the Sponsor may designate two nominees to the Board. From and after the time the applicable Sponsor and its affiliates beneficially own at least 5% but less than 16.5% of the then outstanding shares of the Company’s common stock, then that Sponsor may designate one Board nominee. After the applicable Sponsor and its affiliates beneficially own less than 5% of the then outstanding shares of the Company’s common stock, then such Sponsor will no longer have the right to designate any Board nominees. As of the Record Date, Advent and THL owned 22,413,317 and 19,244,020 shares of the Company’s outstanding common stock, respectively. Under the Stockholders’ Agreements, Advent has designated Messrs. Allen and Maldonado and THL has designated Messrs. Abbrecht and Nelson, to be their respective nominees for the applicable elections to our Board.
In addition, each Sponsor has agreed that, until the applicable Sponsor and its affiliates beneficially own less than 5% of the then outstanding shares of the Company’s common stock, the Sponsor will attend, electronically or by proxy, all meetings of stockholders of the Company and vote, or cause to be voted, all shares of common stock held by such Sponsor with respect to any matter relating to the election or removal of directors in the manner recommended by the Board.
While the Stockholders’ Agreements provide that the size of the Board will be nine directors, the Board has determined that the current size of eleven directors is appropriate at this time. The Company has received appropriate waivers of the size requirement from Advent and THL pursuant to the Stockholders’ Agreements.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented by the proxy for the election as Class III directors of the persons whose names and biographies appear below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable to serve or for good cause will not serve as a director at the time of the meeting, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. We do not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.
The name of and certain information regarding each Class III director nominee is set forth below, together with information regarding our directors remaining in office. This information is based on data furnished to us by the nominees and directors. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. The business address for each nominee and director for matters regarding the Company is 1030 Sync Street, Morrisville, North Carolina 27560.

7

PROPOSAL ONE - ELECTION OF DIRECTORS

Required Vote
For each Class III director nominee to be elected, the votes cast for such nominee must exceed the votes cast against such nominee. This means that each of the Class III director nominees must receive more "FOR" votes than "AGAINST" votes in order to be elected as a Class III director. Abstentions and broker non-votes will have no effect on the election of directors.
The Board of Directors unanimously recommends that stockholders vote FOR the election of the four Class III director nominees listed below.

Class III Directors with Terms Expiring in 2020 and Subsequent Terms Expiring in 2023

NAME	AGE	POSITION(S) WITH SYNEOS HEALTH, INC.	DIRECTOR SINCE
Bernadette M. Connaughton	61	Director	November 2019
Kenneth F. Meyers	58	Director	October 2016
Matthew E. Monaghan	52	Director	October 2016
Joshua M. Nelson	47	Director	August 2017
Bernadette M. Connaughton  Director

Bernadette M. Connaughton is an independent director who joined our Board in November 2019. From 2004 to 2017, Ms. Connaughton served in senior management positions at Bristol-Myers Squibb Pharmaceutical Company, most recently serving as president, China, Latin America, Central and Eastern Europe and Middle East from 2016 to 2017. Prior to serving in that role, from 2014 to 2016 Ms. Connaughton served as Bristol-Myers Squibb’s president, European Markets, Canada and Australia. From 2013 to 2014, Mr. Connaughton served as Bristol-Myers Squibb’s president, Intercontinental. Prior to that, she served as president, Japan, Pacific Rim, Australia and Canada; senior vice president, Cardiovascular and Metabolic Business Unit, U.S.; and senior vice president, Primary Care Marketing, U.S.
Ms. Connaughton currently serves on the boards of directors of Zealand Pharma A/S (Nasdaq:ZEAL), a biotechnology company focused on the discovery and development of innovative peptide-based medicines, and Halozyme Therapeutics, Inc. (Nasdaq:HALO), a biotechnology company focused on novel biological and drug delivery approaches. Ms. Connaughton also currently serves as a trustee of the Boys and Girls Club of Mercer County, New Jersey. From 2015 to 2018 she was a member of the board of directors of Visterra, Inc. She received her Bachelor of Arts from Johns Hopkins University and her Master of Business Administration from The Wharton School, University of Pennsylvania.
We believe Ms. Connaughton’s three-decade career and expertise in biopharmaceutical launches and commercialization are invaluable to us as we deliver our unique end-to-end model. She also brings valuable experience across a wide range of geographic regions, including the U.S., Europe, Latin America, Asia-Pacific and Middle East regions. For these reasons, we believe Ms. Connaughton is well-qualified to serve on the Board.

8	2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

PROPOSAL ONE - ELECTION OF DIRECTORS

Kenneth F. Meyers  Director

Kenneth F. Meyers is an independent director who joined our Board in October 2016, and is the Chair of the Compensation and Management Development Committee and a member of the Nominating and Corporate Governance Committee. Mr. Meyers currently serves as Senior Vice President and Chief Human Resources Officer at Hillrom (NYSE:HRC), a global medical technology company, a position he has held since 2015. He previously held the same role at Hospira, Inc., a manufacturer and distributor of generic injectable pharmaceuticals, biosimilars and medical devices, from 2008 until its acquisition by Pfizer, Inc. in 2015. From 2004 to 2008, Mr. Meyers was a partner with Mercer/Oliver Wyman, a consulting firm specializing in leadership development. He also has served in senior human resources roles for Starbucks Coffee International, The Gymboree Corporation, Walt Disney Imagineering and United Technologies Corporation.
Mr. Meyers serves on the board of directors and the Nominating Committee for Elyssa’s Mission, a community-based non-profit organization dedicated to preventing teen suicide. He also is a member of the board of directors and Chair of the Compensation Committee for The Henry P. Kendall Foundation, an organization working to create healthy and sustainable food systems in New England, and a member of the board of directors of The Norfolk Charitable Foundation. Mr. Meyers holds a Bachelor’s degree with dual majors in International Business and Human Resource Management from the Wharton School of the University of Pennsylvania, and an MBA from the Harvard Business School.
We believe Mr. Meyers’ direct knowledge of the challenges associated with building a global workforce in the biopharmaceutical industry from a human resources perspective is invaluable to us as we continue to expand worldwide. For these reasons, we believe Mr. Meyers is well qualified to serve on the Board and its committees.

Matthew E. Monaghan  Director

Matthew E. Monaghan is an independent director who joined our Board in October 2016, and is a member of the Audit Committee and Nominating and Corporate Governance Committee. Mr. Monaghan currently serves as President and Chief Executive Officer at Invacare Corporation (NYSE:IVC) (“Invacare”), a medical device manufacturer for the home and long-term healthcare markets, a position he has held since 2015. Mr. Monaghan was also named Chairman of the Invacare Board in 2015. He previously served as Senior Vice President and General Manager, Global Hips and Reconstructive Research for Zimmer Biomet Holdings, Inc. (formerly known as Zimmer Holdings, Inc.) (NYSE:ZBH) (“Zimmer”), a global company that designs, develops, manufactures and markets orthopedic reconstructive, spinal and trauma devices, dental implants, and related surgical products from 2014 to 2015. Mr. Monaghan also has served as Operating Executive for Texas Pacific Group from 2006 to 2009 and at Cerberus Capital Management from 2003 to 2005. He started his career with 13 years in the aerospace, medical and other industrial businesses of General Electric.
Mr. Monaghan is a trustee of Cleveland Clinic Avon Lake Hospital. Mr. Monaghan was a member of the board of directors of CD Diagnostics, Inc. from 2012 to 2016 and served as the chairman of the Audit Committee from 2012 to 2015 and as chairman of the board from 2015 to 2016. He holds a Bachelor’s degree in Mechanical Engineering from Cornell University, a Master’s degree in Mechanical Engineering from MIT and an MBA from INSEAD Business School in France.
We believe Mr. Monaghan’s nearly three decades of experience in medical device development, operating management for private equity investors, and manufacturing will be valuable as the Company continues to develop these capabilities. For these reasons, and his experience with financial oversight, we believe Mr. Monaghan is well qualified to serve on the Board and its committees.

9

PROPOSAL ONE - ELECTION OF DIRECTORS

Joshua M. Nelson  Director

Joshua M. Nelson is an independent director who joined our Board in August 2017 and serves on the Compensation and Management Development Committee. Since 2003, Mr. Nelson has been an investment professional at THL, where he is currently a Managing Director and Head of Healthcare. Prior to joining THL, he worked at JPMorgan Partners, the private equity affiliate of JPMorgan Chase.
Mr. Nelson currently serves on the board of Agiliti Health, Inc. (Compensation Committee and Nominating and Corporate Governance Committee member), Centria Healthcare (Compensation Committee member), CSafe Global (Compensation Committee member), Healthcare Staffing Services, Inc. (Compensation Committee member) and Professional Physical Therapy Inc. (Compensation Committee member). He previously served on the board of 1-800 CONTACTS, Inc. (Compensation Committee member), Advanced BioEnergy, LLC (Compensation Committee member), Curo Health Services, Inc. (Audit Committee, Compensation Committee and Compliance Committee member), Intermedix Corporation (Audit Committee and Compensation Committee member), Party City Holdings, Inc. (NYSE:PRTY) (Compensation Committee and Nominating Committee member) and Hawkeye Energy Holdings. Mr. Nelson received his Bachelor of Arts in political science, summa cum laude, from Princeton University and his MBA, with honors, from Harvard Business School.
We believe Mr. Nelson’s experience investing in and managing various healthcare companies, his skills related to analyzing and understanding a company’s financial conditions, and his broad prospective related to strategic planning is a great benefit our organization. For these reasons, we believe Mr. Nelson is well qualified to serve on the Board and its committees.

Class I Directors with Terms Expiring in 2021

NAME	AGE	POSITION(S) WITH SYNEOS HEALTH, INC.	DIRECTOR SINCE
Thomas Allen	42	Director	August 2017
Linda A. Harty	59	Director	March 2017
Alistair Macdonald	50	Chief Executive Officer and Director	October 2016
Thomas Allen  Director

Thomas Allen is an independent director who joined our Board in August 2017 and serves as Chair of the Nominating and Corporate Governance Committee. Mr. Allen has served as Managing Director, Advent International Ltd, an affiliate of Advent focusing on investments in the healthcare sector, since 2014. He has worked at Advent since 2004. Prior to joining Advent, he worked at Arthur Andersen and KPMG as part of the firms’ London private equity teams.
Mr. Allen is currently a member of the board of Mediq, a provider of medical devices and care solutions, and a member of the board of Advent International Ltd. Mr. Allen is also on the board of directors of Zentiva Group, a leading European generics pharmaceutical company, where he serves on the Advisory Committee and Remuneration Committee, and GLOBAL MENSA S.L., the holding company of Vitaldent, a Spanish network of dental care clinics. Mr. Allen previously served on the board of Priory Group. Mr. Allen received his Bachelor of Arts degree in economics from the University of Manchester and is a qualified accountant.
We believe Mr. Allen’s extensive experience in the healthcare sector as well as his finance background is of great benefit to the Company. For these reasons, we believe Mr. Allen is well qualified to serve on the Board and its committees.

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Linda A. Harty  Director

Linda A. Harty is an independent director who joined our Board in March 2017, served as our Lead Independent Director from August 2017 to December 2018, and is a member of the Audit Committee and Compensation and Management Development Committee. From 2010 to 2017, Ms. Harty served as Vice President, Treasurer of Medtronic plc (NYSE:MDT), a global company specializing in medical technology, services and solutions. Ms. Harty previously served as Executive Vice President, Treasurer at Cardinal Health (NYSE:CAH) and has held financial leadership positions at RTM Restaurant Group, BellSouth, ConAgra and Kimberly-Clark.
Ms. Harty is on the board of directors at Parker Hannifin (NYSE:PH), a Fortune 250 global leader in motion and control technologies, where she serves as Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Ms. Harty is also on the board of directors of Wabtec Corporation (NYSE: WAB), a Fortune 500 leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail, where she serves as Chair of the Audit Committee. Ms. Harty earned her undergraduate degrees in finance and economics from the University of Wisconsin - Oshkosh, and furthered her studies in accounting at Georgia State University, passing the CPA exam in 1991.
We believe Ms. Harty’s extensive global experience in senior finance and accounting leadership and board positions across a variety of industries brings to our Board important skills and is of great benefit to the Company. For these reasons, we believe Ms. Harty is well qualified to serve on the Board and its committees.

Alistair Macdonald  Chief Executive Officer and Director

Alistair Macdonald has been our Chief Executive Officer and a member of our Board since October 2016. He joined our Company in 2002 and has served in various senior leadership roles during that time. Prior to his current role, Mr. Macdonald most recently served as our President from 2015 to 2016 and as Chief Operating Officer from 2013 to 2016. He also served as President, Clinical Development Services from 2012 to 2013, Executive Vice President of our Global Oncology Unit from 2011 to 2012, Executive Vice President, Strategic Development from 2009 to 2011, and Senior Vice President, Biometrics from 2002 to 2009. He received his Master of Science in Environmental Diagnostics from Cranfield University.
We believe Mr. Macdonald brings to our Board valuable perspective and experience as our Chief Executive Officer, and as a former Chief Operating Officer of our Company, as well as extensive knowledge of the contract research organization (“CRO”) and biopharmaceutical industries, all of which qualify him to serve as one of our directors.

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PROPOSAL ONE - ELECTION OF DIRECTORS

Class II Directors with Terms Expiring in 2022

NAME	AGE	POSITION(S) WITH SYNEOS HEALTH, INC.	DIRECTOR SINCE
Todd Abbrecht	51	Director	August 2017
John M. Dineen	57	Chairman of the Board	December 2018
William E. Klitgaard	67	Director	March 2017
John Maldonado	44	Director	August 2017
Todd M. Abbrecht  Director

Todd M. Abbrecht is an independent director who joined our Board in August 2017 and is a member of the Nominating and Corporate Governance Committee. Since 1992, Mr. Abbrecht has served in various roles at THL, a private equity firm, where he is currently the Head of Private Equity and is a member of the firm’s management committee. Prior to joining THL, Mr. Abbrecht worked at Credit Suisse First Boston in its mergers and acquisitions department.
Mr. Abbrecht currently serves on the board of directors of CSafe Global, Juvare Holdings, Inc., Party City Holdco (NYSE:PRTY) (Compensation Committee member), PCI Pharma Services Inc. (Compensation Committee member) and Professional Physical Therapy, Inc. (Compensation Committee member). Mr. Abbrecht is also currently a member of the board of trustees of Joslin Diabetes Center. Mr. Abbrecht previously served on the board of directors of Aramark Holdings Corp. (NYSE: ARMK), Fogo de Chao (formerly Nasdaq: FOGO), Curo Health Services, Inc., Healthcare Staffing Services, Inc., and Intermedix Corporation. Mr. Abbrecht earned his BSE in finance from the Wharton School of the University of Pennsylvania and his MBA from Harvard Business School.
We believe Mr. Abbrecht’s extensive experience with healthcare services companies and service on the boards of public companies, as well as his ability to provide insights regarding strategic and finance-related activities is valuable to our Board. For these reasons, we believe Mr. Abbrecht is well qualified to serve on the Board and its committees.

John M. Dineen  Chairman of the Board

John M. Dineen was appointed as the independent Chairman of the Board of Syneos Health in December 2018. Mr. Dineen brings to the role more than 30 years of healthcare, technology and international management experience, most recently serving as Chief Executive Officer of GE’s Healthcare business from 2008 to 2014. Previously, Mr. Dineen spent more than two decades in a variety of other global leadership positions within GE, including President and Chief Executive Officer of GE Transportation, President of GE Plastics, General Manager of GE’s Power Equipment business, and General Manager of GE’s Appliances, Microwave and Air-Conditioning businesses.
Since 2015, Mr. Dineen has served as an operating advisor of the investment firm Clayton, Dubilier & Rice LLC. He also currently serves on the board of directors of Cognizant Technology Solutions Corporation (Nasdaq:CTSH), a leading provider of information technology, consulting, and business process services, where he serves on the Finance and Strategy Committee and Nominating, Governance and Public Affairs Committee. He also currently serves as the chairman of the board of directors of Healogics and Carestream Dental. Mr. Dineen received Bachelor’s degrees in Biology and Computer Science from the University of Vermont where he now serves on the board of trustees.
We believe Mr. Dineen’s management and operations experience across several industries, including at a large global healthcare company, as well as his experience serving on public company boards, brings to our Board valuable leadership skills and insight into the management of companies with global operations. For these reasons, we believe Mr. Dineen is well qualified to serve as Chairman of the Board.

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William E. Klitgaard  Director

William E. Klitgaard is an independent director who joined our Board in March 2017, and is the Chair of the Audit Committee. Mr. Klitgaard is currently a professional consultant at Medocity, Inc., a comprehensive digital care platform. From 2015 to 2016, Mr. Klitgaard served as President of Enlighten Health, a division of LabCorp (NYSE:LH) that focuses on innovation and creation of new information-based services utilizing core assets of LabCorp and Covance, Inc. Previously, he spent 19 years at Covance, one of the world’s largest contract research organizations, where he served for three years as Corporate Senior Vice President and Chief Information Officer, and nearly twelve years as Corporate Senior Vice President and Chief Financial Officer. Prior to his time at Covance, Mr. Klitgaard held finance leadership positions at Kenetech Corporation, a wind turbine manufacturer, and Consolidated Freightways, Inc., a freight service and logistics company.
Mr. Klitgaard currently serves on the board of directors and Audit Committee at Certara, a leading drug development consultancy with solutions spanning the discovery, preclinical and clinical stages of drug development. Mr. Klitgaard also currently serves on the board of directors of XIFIN, Inc., a health information technology company, and Inform Diagnostics, a pathology laboratory services company. From 2018 to 2019, Mr. Klitgaard served on the board of directors and Audit Committee of Bioclinica, Inc. Mr. Klitgaard completed his undergraduate studies in economics at the University of California at Berkeley, followed by his Master’s degree at the Sloan Management School, Massachusetts Institute of Technology.
We believe Mr. Klitgaard’s experience in the CRO industry, including his experience in finance and information technology, brings to our Board skills that are critical to our business and an understanding of the industry as we continue to expand globally. For these reasons, we believe Mr. Klitgaard is well qualified to serve on the Board and its committees.

John Maldonado  Director

John Maldonado is an independent director who joined our Board in August 2017 and is a member of the Compensation and Management Development Committee. Since 2006, Mr. Maldonado has been a Managing Partner at Advent, a global private equity firm, focused on buyouts in the healthcare, financial and business services sectors. Prior to joining Advent, he worked at Bain Capital, Parthenon Capital and The Parthenon Group.
Mr. Maldonado currently serves on the board of directors of ATI Holdings, Inc., a provider of outpatient physical therapy, where he serves on the Audit Committee and Compliance Committee. He also currently serves on the board of directors of AccentCare, Inc., a provider in post-acute healthcare services, where he serves on the Compensation Committee and Compliance Committee, as well as the board of directors of Definitive Healthcare, LLC, a healthcare data provider, where he serves on the Compensation Committee. Mr. Maldonado previously served on the boards of Genoa, a QoL Healthcare Company, and Cotiviti Holdings, Inc. (formerly NYSE:COTV). Mr. Maldonado received his Bachelor’s degree in mathematics, summa cum laude, from Dartmouth College and his MBA, with high distinction, as a Baker Scholar from Harvard Business School.
We believe Mr. Maldonado’s financial, accounting, acquisition and business experience in the health and life sciences industry, combined with his experience serving on boards, brings important skills to our organization that qualify him to serve as one of our directors. For these reasons, we believe Mr. Maldonado is well qualified to serve on the Board and its committees.

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Corporate Governance Matters
Information about the Board of Directors
Our Board is currently comprised of eleven members, divided into three classes as follows:

•	Class I, consisting of Thomas Allen, Linda A. Harty and Alistair Macdonald;

•	Class II, consisting of Todd M. Abbrecht, John M. Dineen, William E. Klitgaard and John Maldonado; and

•	Class III, consisting of Bernadette M. Connaughton, Kenneth F. Meyers, Matthew E. Monaghan and Joshua M. Nelson.
Upon the expiration of the initial term of office for each class of directors, each director in such class will be elected for a term of three years and will serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled only by the directors then in office (as provided in our bylaws). Because only approximately one-third of our directors will be elected at each annual meeting, two consecutive annual meetings of stockholders could be required for the stockholders to change a majority of the board.
We have separated the position of the Chairman of the Board and that of the Chief Executive Officer. While our Board believes the separation of these positions serves our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman of the Board and Chief Executive Officer. We believe our leadership structure is appropriate given the size of our Company in terms of the number of employees and the historical experience and understanding of our Company and industry of each of Messrs. Dineen and Macdonald.
Stockholders’ Agreements
In connection with the Merger with inVentiv, we entered into Stockholders’ Agreements with each of Advent and THL. Pursuant to each of the Stockholders’ Agreements, if the applicable Sponsor and its affiliates beneficially own at least 16.5% of the then outstanding shares of the Company’s common stock, then the Sponsor may designate two nominees to the Board. From and after the time the applicable Sponsor and its affiliates beneficially own at least 5% but less than 16.5% of the then outstanding shares of Company common stock, then that Sponsor may designate one Board nominee. After the applicable Sponsor and its affiliates beneficially own less than 5% of the then outstanding shares of Company common stock, then such Sponsor will no longer have the right to designate any Board nominees. The Stockholders’ Agreements also provide the applicable Sponsor with the right, subject to certain limitations, to designate its Board nominees who have been elected to the Board to serve as members of certain committees of the Board as set forth in each of the Stockholders’ Agreements.
As of the Record Date, Advent and THL owned 22,413,317 and 19,244,020 shares of the Company’s outstanding common stock, respectively.
Under the Stockholders’ Agreements, Advent has designated Messrs. Allen and Maldonado and THL has designated Messrs. Abbrecht and Nelson, to be their respective nominees for the applicable elections to our Board.
While the Stockholders’ Agreements provide, among other things, that the size of the Board will be nine directors, the Board has determined that the current size of eleven directors is appropriate at this time. The Company has received the requisite waivers of the size requirement from Advent and THL pursuant to the Stockholders’ Agreements.
Independence of Directors
Our Board has undertaken a review of the independence of our directors and has affirmatively determined that Mses. Connaughton and Harty and Messrs. Abbrecht, Allen, Dineen, Klitgaard, Maldonado, Meyers, Monaghan, and Nelson are independent within the meaning of the Nasdaq Stock Market (“Nasdaq”) rules. In evaluating and determining the independence of the directors, the Board considered that Syneos Health may have certain relationships with its directors. Specifically, the Board of Directors considered that Messrs. Allen and Maldonado are employees of Advent,

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and Messrs. Abbrecht and Nelson are employees of THL and that Advent and THL beneficially own 22,413,317 and 19,244,020 shares of the Company’s outstanding common stock, respectively, as of the Record Date, but the Board found that those relationships did not interfere with such directors’ independence, as defined within the meaning of the Nasdaq rules. In addition, the Board has determined that Messrs. Klitgaard and Monaghan and Ms. Harty meet the additional independence standards for Audit Committee members imposed by SEC regulations and the Nasdaq rules, and that Ms. Harty and Messrs. Meyers, Maldonado and Nelson meet the additional standards for independence for Compensation Committee members imposed by the Nasdaq rules.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board has a policy of regularly conducting executive sessions of independent directors at scheduled meetings and at such other times requested by an independent director.
Selection of Nominees for the Board of Directors
The Nominating and Corporate Governance Committee of our Board has the responsibility for establishing the criteria for recommending which directors should stand for election and re-election to the Board and for identifying, screening and selecting new directors to serve on the Board, subject to any obligations and procedures governing the nomination of directors to the Board that are included in the Stockholders’ Agreements.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as a director.
The Committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities. The Nominating and Corporate Governance Committee does not have a policy regarding the consideration of diversity in identifying director nominees, however, the Nominating and Corporate Governance Committee Charter calls for the Committee to consider diversity as a desirable characteristic in potential nominees.
The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, 1030 Sync Street, Morrisville, North Carolina, 27560. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by applying substantially the same criteria as it follows for candidates submitted by others. The Nominating and Corporate Governance Committee generally considers the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•
The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, background, experience and other demographics.

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Information Regarding Meetings of the Board of Directors and Committees
During 2019, our Board held eleven (11) meetings. From time-to-time, our Board may determine that it is appropriate to form a special committee of its independent directors to address a particular matter(s) not specific to one of its standing committees.
All of our directors attended at least 75% of the aggregate of all meetings of the Board and all of the Committees on which they served during the period for which they served as a director in 2019. Although we do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders, we generally encourage all directors to attend. Nine of the ten directors then on our Board attended the annual stockholder meeting in 2019.
Board of Directors Committees
Standing Committees of our Board of Directors
Our Board of Directors has adopted Corporate Governance Guidelines and Principles and charters for our Nominating and Corporate Governance Committee, Audit Committee, and Compensation and Management Development Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters and our Corporate Governance Guidelines and Principles in the “Investors - Corporate Governance - Governance Documents” on our website at www.syneoshealth.com. The following table provides membership information of each Committee of our Board:

NAME	AUDIT COMMITTEE	COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
John M. Dineen (Chairman of the Board)
Todd M. Abbrecht			○
Thomas Allen			●
Bernadette M. Connaughton
Linda A. Harty	○	○
William E. Klitgaard	●
Alistair Macdonald
John Maldonado		○
Kenneth F. Meyers		●	○
Matthew E. Monaghan	○		○
Joshua M. Nelson		○

Financial Expert	● Chair ○ Member

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Audit Committee

Our Audit Committee members are Ms. Harty and Messrs. Klitgaard (Chair) and Monaghan. Each member satisfies the independence requirements of Rule 5605(a)(2) and Rule 5605(c)(2) of the Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee, as constituted during our 2019 fiscal year, met ten (10) times. Our Audit Committee is responsible for, among other things, oversight of:
•    the integrity of our financial reporting processes;
•    our systems of internal control over financial reporting and disclosure controls and procedures;
•    the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm;
•    our independent registered public accounting firm’s annual audit of our financial statements and any engagement to provide other services;
•    our legal and regulatory compliance;
•    our related person transaction policy; and
•    the application of our codes of business conduct and ethics as established by management and our Board.
Our Board has affirmatively determined that each of Mr. Klitgaard and Ms. Harty qualifies as an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The designation does not impose on them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board.

Compensation and Management Development Committee

Our Compensation and Management Development Committee members are Ms. Harty and Messrs. Meyers (Chair), Maldonado and Nelson. Each member satisfies the independence requirements of Rule 5605(a)(2) and Rule 5605(d)(2) of the Nasdaq rules. Our Compensation and Management Development Committee, as constituted during our 2019 fiscal year, met eight (8) times. Our Compensation and Management Development Committee is responsible for assisting our Board in overseeing our management compensation policies and practices and management development, including:
•    determining and approving the compensation of our Chief Executive Officer and other executive officers;
•    reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executives;
•    reviewing and approving incentive compensation policies and programs, and exercising discretion in the administration of those policies and programs;
•    reviewing and approving equity compensation programs, and exercising discretion in the administration of those programs;
•    assisting the Board in management development and succession planning; and
•    preparing the annual report of the committee required by the SEC rules to be included in our annual proxy statement.
The Committee may form and delegate any of its responsibilities to a subcommittee consistent with applicable law and SEC and Nasdaq rules. The Committee may also delegate to the Chief Executive Officer the authority to determine equity-based awards for employees other than officers under Section 16 of the Exchange Act.

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CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee members are Messrs. Allen (Chair), Abbrecht, Meyers and Monaghan, each of whom is an independent director. Our Nominating and Corporate Governance Committee, as constituted during our 2019 fiscal year, met four (4) times. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•    identifying, screening and reviewing individuals qualified to serve as directors and recommending to our Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;
•    overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates or nominations by our Board;
•    developing, recommending to our Board and overseeing implementation of our Corporate Governance Guidelines and Principles; and
•    reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Risk Oversight
While our Company’s senior management has responsibility for the management of risk, our Board plays an important oversight role. Our Board regularly reviews our market and business risks during its meetings and, each of its Committees oversees risks associated with its respective area of responsibility. In particular, our Audit Committee oversees risks related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets and cybersecurity. Our Compensation and Management Development Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. Our Nominating and Corporate Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. Each of our Committees typically reports to the full Board at each quarterly Board meeting and also as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees, their family members and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.
Stock Ownership Guidelines
Our Board of Directors has adopted stock ownership guidelines for (i) our officers subject to Section 16 reporting; (ii) all other executives that report directly to the Chief Executive Officer; and (iii) non-employee directors. The Board believes that requiring these executives and non-employee directors to maintain a significant personal level of stock ownership further aligns the long-term interests of the Company’s senior management and board members with those of stockholders.
The ownership requirement may be satisfied through direct and indirect beneficial ownership of our stock, and unvested time-based restricted stock units. No outstanding unexercised stock options or performance-based restricted stock units are taken into account for purposes of satisfying these guidelines.

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The ownership requirements are expressed in dollar values and are calculated as multiples of salary or retainer as follows:

Chief Executive Officer	5 times base salary
Other Executives	2.5 times base salary
Non-Employee Directors	3 times annual cash retainer
The guidelines are expected to be achieved by January 1, 2022 or within five years of a person first becoming subject to the stock ownership guidelines. These guidelines do not apply to directors serving on the Board as Company stockholder designees that (i) waive the receipt of the Company equity granted as part of the director’s compensation for service on the Board; or (ii) who transfer such equity once vested to the stockholder that the director represents on the Board. The executives and directors who are subject to the stock ownership guidelines are currently on track to meet the guidelines within the required time periods.
For executives, annual evaluations will be conducted by management to assess progress toward the ownership requirement based on the stock price and base salary level at that time. Executives and directors subject to the stock ownership guidelines who have not met the ownership requirement, or are projected to not achieve the ownership requirement by the necessary date, will not be permitted to sell shares in excess of 50% of the net after-tax value of shares received under equity grants.
Additionally, the stock ownership guidelines include a market volatility provision. In the event there is a significant decline in our stock price that causes a non-employee director or executive’s holdings to fall below the applicable threshold, the non-employee director or executive will not be required to purchase additional shares to meet the applicable threshold, but such non-employee director or executive will not be able to sell or transfer any shares until the applicable threshold has again been achieved. The Compensation and Management Development Committee reviews the stock ownership guidelines and progress toward meeting ownership requirements at least annually.
Code of Business Conduct and Ethics and Code of Ethics
We have adopted a Code of Business Conduct and Ethics relating to the conduct of our business by all of our employees, officers, and directors, as well as a Code of Ethics for Principal Executive Officer and Senior Financial Officers. These policies are posted under “Investors – Corporate Governance – Governance Documents” on our website at www.syneoshealth.com. We intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of these codes. Additionally, we have adopted an Insider Trading Compliance Policy to establish guidelines for our employees, officers, directors, and consultants regarding transactions in our securities. The Insider Trading Compliance Policy also establishes guidelines for the disclosure of information related to our Company to the investing public, market analysts, brokers, dealers, investment advisors, the media, and any persons who are not our employees or directors.
Communications with the Board of Directors
Stockholders who wish to communicate with members of our Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices at 1030 Sync Street, Morrisville, North Carolina 27560 for forwarding to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

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CORPORATE GOVERNANCE MATTERS

Sustainability and Corporate Citizenship
Strengthening Our Planet
At Syneos Health, we are socially conscious of our impact on the environment and believe in doing more than just “what’s required.” We believe in the importance of building sustainable business practices in everything we do. We are committed to reducing our impact on the physical environment via our carbon footprint, enhanced recycling programs and reduced energy usage. Our sustainability efforts are focused on three areas where we can deliver the highest impact when it comes to protecting the environment:

•	Energy Conservation - When considering new office space, Syneos Health places priority on properties that are sustainable and green certified.

•	Waste Management - Syneos Health is committed to minimizing waste and empowering our employees to participate in reduce, reuse and recycle programs.

•	Green Construction - Syneos Health incorporates sustainability criteria into the design, construction and renovation of our office space.
Strengthening Our Communities
Our people power our business, and attracting and retaining top talent is critical to achieving our growth objectives. To support these efforts, Syneos Health is committed to creating a diverse, inclusive and safe environment that fosters innovation and professional growth. We focus our efforts on three areas:

•
Diversity & Inclusion - Syneos Health believes that addressing complex healthcare challenges requires contributions from diverse viewpoints and an inclusive space where each individual is able to thrive. Syneos Health is built on equal opportunity, fair employment and recruiting practices, and a culture that celebrates a spectrum of values and perspectives - creating richer experiences that benefit employees, customers and patients. Syneos Health is committed to providing and maintaining a workplace that is free from discrimination and harassment based on race, color, religion, sex, sexual orientation, gender identity or expression, age, disability, marital status, citizenship, national origin, genetic information, or any other characteristic protected by applicable law.

•	Health & Safety - Syneos Health is committed to engaging in employment practices that foster dignity and respect and meet the highest legal and ethical standards.

•	Opportunities for Growth & Recognition - As a services company, our employees fuel our business and we realize that motivated and engaged employees are the single biggest driver of our success.
Our 2019 Sustainability Snapshot, which provides additional information on our efforts to strengthen our planet and our community as well as our responsible business practices, is available on our website at https://www.syneoshealth.com/esg.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 30, 2020, unless otherwise noted below, for the following:

•	each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;

•	each member of our Board and each of our named executive officers (“NEOs”); and

•	all current members of our Board and our executive officers as a group.
Applicable percentage ownership is based on 104,160,680 shares of our common stock outstanding as of March 30, 2020, unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to stock options currently exercisable, or exercisable within 60 days after March 30, 2020, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those stock options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Syneos Health, Inc., 1030 Sync Street, Morrisville, North Carolina 27560. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
5% Stockholder:
Advent International Corporation (1)	22,413,317	21.52%
Funds affiliated with Thomas H. Lee Partners, L.P. (2)	19,244,020	18.48%
BlackRock, Inc. (3)	8,841,663	8.49%
The Vanguard Group (4)	8,052,840	7.73%
Named Executive Officers and Directors:
Alistair Macdonald (5)	185,973	*
Jason Meggs (6)	35,278	*
Michelle Keefe (7)	14,986	*
Paul Colvin (7)	4,763	*
Jonathan Olefson (7)	5,487	*
Todd M. Abbrecht	—	—
Thomas Allen	—	—
Bernadette M. Connaughton	—	—
John M. Dineen (8)	5,932	*
Linda A. Harty (8)	11,432	*
William Klitgaard (8)	11,432	*
John Maldonado	—	—
Kenneth F. Meyers (8)	12,141	*
Matthew E. Monaghan (8)	12,141	*
Joshua M. Nelson	—	—
All board of director members and executive officers as a group (15 individuals) (9)	299,565	*

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*	less than 1%

(1)
As reported on a Schedule 13D filed on August 10, 2017, on behalf of Advent International Corporation and various related entities. The address of Advent International Corporation and such related entities is 75 State Street, Boston, MA 02109.

(2)
As reported on a Schedule 13D filed on June 26, 2019 on behalf of Thomas H. Lee Partners, L.P. and various related entities. Each of Thomas H. Lee Partners L.P. and its related entities has shared ownership and dispositive power over their respective shares. The address of Thomas H. Lee Partners, L.P. and such related entities is 100 Federal Street, 35th Floor, Boston, MA 02110.

(3)
As reported on a Schedule 13G filed on February 6, 2020, BlackRock, Inc. reported sole voting power over 8,639,785 shares and sole dispositive power over 8,841,663 shares. The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.

(4)
As reported on a Schedule 13G filed on February 12, 2020, The Vanguard Group reported sole voting power over 65,971 shares, shared voting power over 12,207 shares, sole dispositive power over 7,983,358 shares, and shared dispositive power over 69,482 shares. Includes 57,275 shares beneficially owned by Vanguard Fiduciary Trust Company ("VFTC") as a result of its serving as an investment manager of collective trust accounts. Also includes 20,903 shares beneficially owned by Vanguard Investments Australia, Ltd. ("VIA") as a result of its serving as an investment manager of Australian investment offerings. VFTC and VIA are wholly owned subsidiaries of The Vanguard Group, Inc. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Includes 95,648 stock options currently exercisable or exercisable within 60 days of March 30, 2020.

(6)	Includes 5,173 stock options currently exercisable or exercisable within 60 days of March 30, 2020.

(7)	Includes zero stock options currently exercisable or exercisable within 60 days of March 30, 2020.

(8)	Includes 4,122 restricted stock units currently exercisable or exercisable within 60 days of March 30, 2020.

(9)	Includes 100,821 stock options and 20,610 restricted stock units currently exercisable or exercisable within 60 days of March 30, 2020.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year, all of our executive officers, directors, and to our knowledge, 10% stockholders, complied with the filing requirements of Section 16(a) of the Exchange Act, except for one late report reporting one transaction for THL due to an administrative issue.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation and Other Matters
Compensation Committee Report
The Compensation and Management Development Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”), with our Company’s management. Based on this review and discussion, the Compensation and Management Development Committee recommended to our Board that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is filed with the SEC.
THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS
KENNETH F. MEYERS, Chair
LINDA A. HARTY
JOHN MALDONADO
JOSHUA M. NELSON
Contents of the Compensation Discussion and Analysis

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis
Syneos Health is a leading global biopharmaceutical solutions organization providing a full suite of clinical and commercial services to customers in the biopharmaceutical, biotechnology, and medical device industries. We offer both stand-alone and integrated biopharmaceutical product development solutions through our Contract Research Organization (“CRO”) and Contract Commercial Organization (“CCO”), ranging from Early Phase (Phase I) clinical trials to the full commercialization of biopharmaceutical products, with the goal of increasing the likelihood of regulatory approval and commercial success.
Our operations are divided into two reportable segments, Clinical Solutions and Commercial Solutions, to reflect the structure under which we operate, evaluate our performance, make strategic decisions, and allocate resources. Our Clinical Solutions segment closed the year strongly, returning to market level growth for the year while expanding profitability and our Commercial segment experienced record awards. We pay for performance and believe our compensation philosophy, discussed in the section below, is effective, market-appropriate and in line with stockholder expectations.
Named Executive Officers
This Compensation Discussion and Analysis (“CD&A”) provides information regarding our compensation program and describes the compensation packages for the following individuals, whom we refer to in this Proxy Statement as the named executive officers (“NEOs”):

•	Alistair Macdonald, Chief Executive Officer and Director;

•	Jason Meggs, Chief Financial Officer;

•	Michelle Keefe, President Commercial Solutions;

•	Paul Colvin, President Clinical Solutions; and

•	Jonathan Olefson, General Counsel and Corporate Secretary.

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Our Executive Compensation Program
Our compensation strategy has consistently focused on providing total compensation packages designed to attract and retain high-caliber executives and to incentivize them to achieve company performance goals that are closely aligned with stockholder interests. We emphasize pay-for-performance and long-term value creation for our stockholders, compensating our executive officers with a combination of base salary, short-term cash incentives and long-term equity incentives, with our incentive compensation opportunity being weighted more heavily than base salary. Accordingly, a significant portion of our executives’ compensation is at risk. We believe these elements combined with retirement, other benefits and severance provide clear accountability and rewards for producing results.
We believe our Company is competitive with our peer group and ensures our NEOs have appropriate incentives to deliver short-term results, while also creating long-term stockholder value.
Compensation Philosophy
Our executive compensation philosophy is designed to align pay with performance. Our executives are accountable for the performance of the business and are compensated based on that performance. Our executive compensation programs are designed to attract and retain top executive talent and motivate them to achieve outstanding operational and financial performance through our company values. This performance, in turn, builds value for our stockholders.
The Compensation and Management Development Committee (referred to in this CD&A as the “Committee”) seeks to achieve the following goals in connection with our executive compensation program and decisions regarding individual compensation:

•	Link compensation to annual and long-term performance goals structured to align the interests of NEOs with those of our stockholders;

•	Align compensation with our corporate strategies and business objectives, including short-term operating goals and long-term strategic objectives;

•
Promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and personal performance goals; and

•	Competitively position our NEOs’ compensation opportunities with those of our peer group so we can attract, motivate and retain high-level executive talent essential to our long-term success.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Elements of our Executive Compensation Program
Overall, the Committee believes the Company’s executive compensation policies and programs are effective, market-appropriate, and in line with stockholder expectations. The following key elements of our executive compensation program are designed to align the interests of our NEOs and other senior executives with the interests of our stockholders:

COMPENSATION ELEMENT	KEY FEATURES AND PURPOSE	FISCAL YEAR 2019 ACTIONS
Base Salary
Fixed annual cash compensation to attract and retain talented executives.
Base salary increases are considered every year in the context of market practice and to reflect the scope and complexity of each executive’s position. Actual positioning varies to reflect each executive’s skills, experience, and performance in role.

The Committee increased annual base salaries in January 2019 for Mr. Macdonald from $1,000,000 to $1,030,000; Mr. Meggs from $475,000 to $525,000 and Ms. Keefe from $525,000 to $550,000 as a result of the annual market review conducted in prior year. Mr. Colvin and Mr. Olefson joined the Company in Fall 2018 and their base salaries of $525,000 and $450,000, respectively, were approved by the Committee as part of their employment offers and as such were not increased in 2019.

Management Incentive Plan (“MIP”) Cash Incentive Award
Performance-based cash incentives intended to link annual variable pay with achievement of pre-established key annual financial objectives. Payouts are based on the results achieved as determined by the Committee after evaluating our performance against pre-established, short-term financial goals. In addition, we must achieve a minimum level of Adjusted EBITDA in order for any executive to receive a payment under the MIP, which is subject to the Committee’s discretion.

For our 2019 fiscal year, the MIP included two financial performance measures: MIP Revenue and MIP EBITDA, as defined below under “Compensation Element Details - Annual Cash Incentives”. Achievement of approximately 89% of the MIP Revenue and 89% of the MIP EBITDA performance targets were required to receive any MIP funding for the respective measures.

Individual MIP opportunities are expressed as a percent of base salary and vary for executives based on their positions. Target MIP award opportunities are generally established so that total annual cash compensation (base salary plus target MIP) approximates the median of our peer group. The range of potential MIP payouts is zero to 200% of target.
For our 2019 fiscal year, the performance for both measures was between the threshold and target. The MIP payout was calculated using the MIP formula and a payout of 61.3% was approved.
Long-Term Incentive (“LTI”) Compensation	We grant stock-based compensation awards annually to create incentives for long-term creation of stockholder value, to reward achievement of multi-year financial objectives, and to retain key talent.
The Company continued to grant performance-based equity awards in 2019. The annual LTI grant made in January 2019 included performance-based restricted stock units (“PRSUs”) (50% of the total target award value) and time-based restricted stock units (“RSUs”) (50% of the total target award value).

Performance-based vesting: NEOs receive a number of PRSUs, which vest only upon achievement of goals established by the Committee for the three-year performance period. The potential number of PRSUs that can vest ranges from zero to 150% of the target number of PRSUs granted.

The PRSUs granted in 2019 were allocated to two metrics designed to vest at the end of the three-year performance period including fiscal years 2019, 2020 and 2021 based on the achievement of Adjusted EPS (for each individual year) and Return on Invested Capital (for the entire three-year period). At the end of the performance period for each individual year, the pre-approved Adjusted EPS goals will be measured for each year to determine the appropriate number of PRSUs earned in that year. In addition, at the end of the three year performance period, the pre-approved return on investment capital “ROIC” goals will be measured to determine the number of PRSUs earned during that period. All earned PRSUs will become vested in early 2022 following certification by the Committee. PRSUs allocated to Adjusted EPS for fiscal 2019 satisfied performance targets for the year and are expected to vest in 2022 at 113% of target.

	Time-based vesting: The time-based LTI grants are designed to incentivize stock value creation over time and to retain executive talent.	The time-based RSUs granted in January 2019 vest in three approximately equal annual installments commencing on the first anniversary date of the grant, contingent upon continuing service.

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Compensation Governance Highlights
We believe good corporate governance must include solid compensation policies and procedures. Consistent with this belief, we have adopted the following practices:

Periodic Risk Assessment - At least annually, the Committee assesses whether our compensation programs encourage behavior that would create risks reasonably likely to have a material adverse effect on our Company. The Committee has concluded it does not.
No Excise Tax Gross-Ups - Our executive compensation program does not provide gross-ups for 280G excise taxes related to change in control payments.
Performance-Based Equity Awards - 50% of our total target annual LTI awards are performance-based equity awards which have specific performance goals over three years and which cliff vest after three years.
No Above-Market Returns - We do not offer preferential or above-market returns on compensation deferred by our NEOs.
Incentive Clawbacks - The Company maintains a clawback program, which allows for recovery of all or a portion of any incentive compensation (both cash incentives and equity incentives) awarded to the NEO related to restatements of our financial statements or misconduct.

No Guaranteed Salary Increases - Employment agreements for our NEOs do not contain any guaranteed contractual salary increases. The Committee determines our Chief Executive Officer’s salary increases, if any, and, together with our Chief Executive Officer, any salary increases for our remaining NEOs.

Limited Perquisites - The Company provides limited perquisites to NEOs, including executive physicals to our NEOs to ensure executives maintain their health.	No Loans to Executive Officers - We do not make loans to our NEOs.
Provision of Annual LTI Awards - We annually make awards of long-term incentives that are tied to stock performance. The overlay of these awards helps mitigate the possibility of behaviors that would enhance incentive earnings in one year at the expense of future performance results.
No Repricing of Stock Options - The Company’s equity plans prohibit repricing of stock options without stockholder approval.
“Double-Trigger” Change-in-Control Acceleration - Employment agreements for our NEOs contain “at-will” employment provisions, and both a change-in-control and a qualifying termination of service are required to accelerate vesting of the NEO’s equity grant(s).

No Hedging and No Pledging - Our Insider Trading Compliance Policy prohibits officers, employees and directors from hedging or pledging of our stock. For additional information, see “Anti-Hedging Policy” under “Corporate Governance Matters” elsewhere in this Proxy Statement.

Stock Ownership Guidelines - We require our NEOs and independent Board members to achieve and maintain designated stock ownership levels, including 5x base salary for our CEO, which ensure their investment in Syneos Health’s long-term success. Our executives and independent Board members are on track to achieve the stock ownership guidelines. More information on our stock ownership guidelines is available on page [18].

Short-Term Incentive Cap - Our incentive plans include a cap on payout opportunities. This mitigates against the possibility of excessively high earnings potential that could motivate inappropriate behavior.

Annual Say-on-Pay Advisory Vote - The Board has determined that the Say-on-Pay vote will be held annually until the next shareholder vote on the frequency of the Say-on-Pay vote.	Employment Agreements - Our executives have at-will employment and letter agreements.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Stockholder Engagement and Results of 2019 Say‑on‑Pay Vote
In 2019, the Company continued a stockholder engagement program, because we believe stockholder engagement is one aspect of maintaining good corporate governance as well as transparency with regard to executive compensation matters. Our stockholder engagement program provides a mechanism to discuss issues of importance to stockholders that affect our business, including changes in members of the executive team and related compensation decisions. During the last twelve months, we have continued to engage with stockholders, including our two largest private equity holders that each have two seats on our Board and together represent approximately 40% of our outstanding shares. We have duly considered the input from the stockholder outreach and incorporated suggestions as appropriate.
At the 2019 Annual Meeting, the Company’s stockholders approved the compensation of the NEOs, with 99.0% of stockholders casting votes in favor of the “Say-on-Pay” proposal. The Committee believes that the Say-on-Pay vote at our 2019 Annual Meeting endorsed our Company’s compensation philosophy and programs and is reflective of the continued focus on evolving our executive compensation strategy. The Committee will continue to monitor stockholder feedback each year as it reviews and establishes future executive compensation programs. Following the Say-on-Pay vote at this Annual Meeting, our next Say-on-Pay vote is expected to be held at our 2021 Annual Meeting.
Compensation Decision Roles
The Committee develops the compensation program for our NEOs and other executive officers, which includes authorizing all equity-based awards, recommending or reporting its decisions to the Board and overseeing the administration of the compensation programs for the Company’s NEOs. While the Committee has sole responsibility for developing the program, it solicits advice from the Committee’s independent consultant who provides guidance to our CEO. The CEO uses this information in setting targets, evaluating performance, recommending appropriate salary and incentive awards, and making proposals for changes in our NEOs’ compensation packages. The CEO also participates in Committee meetings at the request of the Committee in order to provide background information regarding his recommendations. However, our CEO does not have a vote on Committee matters. Our Chief Human Resources Officer participates in and assists the Committee on compensation and governance matters, at the Committee’s discretion. Multiple times during the year, the Committee holds executive sessions without our CEO or other executive officers to facilitate the exchange of candid views among Committee members and establish our CEO’s compensation.
The CEO at least annually reviews the performance of each NEO and other executives (other than himself) and makes recommendations to the Committee with respect to salary adjustments and incentive amounts. The Committee’s annual review of the CEO’s performance includes feedback directly from the Board and indirectly from members of our senior management team.  The Committee also develops the compensation program for non-employee directors with the assistance of the Committee’s independent consultant, Exequity LLP (“Consultant”). A description of the Committee’s responsibilities is in the Committee’s Charter available under “Investors - Corporate Governance - Governance Documents” on our website at www.syneoshealth.com.
Compensation Consultant
The Committee’s Consultant provides advice and assistance to the Committee in developing the compensation program for our NEOs, as well as for other senior executives.  The Consultant was engaged by, reports directly to and carries out responsibilities as assigned by the Committee. The Consultant provides information regarding market compensation levels and practices, assists the Committee in the review and evaluation of such compensation levels and practices, and advises the Committee regarding compensation decisions, particularly with respect to the compensation of our CEO. The Consultant also provides information and advice on non-employee director compensation.  At the discretion of the Committee, a principal of the Consultant attends meetings of the Committee and communicates with the Chair of the Committee between meetings to provide timely advice on questions and decisions before the Committee. The Committee has direct access to the Consultant throughout the year.

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The Committee has the sole authority to retain and terminate the Consultant and to approve the Consultant’s fees and all other terms of its engagement with the Consultant. The Consultant does not provide services to the Company directly or indirectly through affiliates. The Committee has considered the independence factors in applicable SEC rules and Nasdaq listing standards and other facts and circumstances and concluded that the services performed by the Consultant do not raise any conflict of interest.
Peer Group
The Committee considers competitive marketplace practices in making its compensation decisions by reviewing our executive compensation program and comparing it to compensation paid to executives in comparable roles at comparably sized peer group companies. We do not target any specific market position in establishing compensation, but generally aim to have a compensation program that is in line with the market, as determined by all of the collected market information. We also consider the performance of our Company with respect to comparative historical financial and stockholder returns of our peer companies and the impact of compensation on our current-year operating budget. The Committee and Consultant review the peer group every year to ensure the companies remain appropriate and relevant for use in competitive compensation analysis. As part of this review, the Consultant and Committee compared criteria including size by revenue, the complexity of our business, customer base, services provided, geographic scope, and market capitalization of several companies in our industry to be potential peer companies.
In May 2018, the Committee, with the Consultant’s assistance, reviewed the peer group. There were no changes because the peer group represents a strong group of size-relevant industry competitors. Our peer group consisted of the following 18 companies at the time the Committee reviewed our executives’ compensation for 2019.

Agilent Technologies, Inc.	Endo International plc	PerkinElmer, Inc.
AMN Healthcare Services	Envision Healthcare Corporation*	Perrigo Company plc
Bio-Rad Laboratories, Inc.	ICON Public Limited Company	PRA Health Sciences, Inc.
Catalent Incorporated	IQVIA Holdings Inc.	Quest Diagnostics Incorporated
Cerner Corporation	Laboratory Corporation of America Holdings	Waters Corporation
Charles River Laboratories International, Inc.	Mettler-Toledo International Inc.	West Pharmaceuticals

*
The subsequent annual peer group review conducted in May 2019, led us to remove Envision Healthcare Corporation because it was acquired. The updated peer group was used to review executives’ compensation for 2020.

Target Pay and Mix of Compensation Elements
We do not employ a purely formulaic approach for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Committee determined what it believed to be the appropriate level and mix of our compensation elements to retain our senior management team, motivate them and align their interests with those of our stockholders.
Historically, the Committee has weighted a higher level of the total target compensation mix to stock-based compensation. We provide a portion of our executive compensation in the form of PRSUs and RSUs that vest over time, with 50% of the total target equity award grant being performance-based. We believe our approach to compensation supports the retention of our executives and aligns their interests with those of our stockholders by encouraging executives to participate in the long-term success of our Company and create stockholder value.
The following illustration provides information about the mix between performance-based and fixed elements; how performance-based compensation was allocated between annual and long-term incentive elements; and how total compensation was allocated between cash and equity components for fiscal 2019 to NEOs. Compensation reflected in the graph below includes salary, target annual incentive opportunity, and the grant-date fair value of long-term incentives granted during 2019 and excludes the value of other benefits and perquisites. RSUs are included in variable pay below because the value varies with stock performance.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

As shown in the chart, performance-based compensation is a substantial portion of our executives’ total compensation, 85.7% for our CEO and an average of 73.6% for our other NEOs.

71.4%
14.3%
14.3%
Variable (85.7%)
56.2%
17.4%
26.4%
Variable (73.6%)
CEO
Other Named Executives
Base Salary
Annual Incentive Target
Long-Term Incentives

In determining current and future compensation, the Committee considers the economic value as well as the retention value of prior equity grants received by our NEOs, as well as internal equity, which means we review each NEO’s compensation to the compensation of our other senior team members and other Company employees generally. In determining the reasonableness of a NEO’s total compensation, the Committee considers not only individual and corporate performance compared to targets, but also the nature of each element of compensation provided, including salary, bonus, and long-term incentive compensation, as well as the executive’s severance and change-in-control arrangements.
Compensation Element Details
Base Salary
We use base salary to recognize the experience, skills, knowledge, responsibilities and performance in role of our NEOs. When establishing base salaries for 2019, the Committee considered the compensation of executives in our peer group. In addition, the Committee reviews a variety of other factors, including but not limited to:

•	the historic salary levels of the executive;

•	the nature of the executive’s responsibilities;

•	the availability of well-qualified candidates who could assume the executive’s role;

•	the executive’s tenure and performance in their current role at our Company;

•	the executive’s history and performance holding positions of similar or greater responsibility at previous place(s) of employment;

•	general economic conditions; and

•	the Company’s financial performance.
At the beginning of 2019 and in connection with the annual review of each executive officer’s total target compensation completed in the prior year, the Committee increased Mr. Macdonald and Ms. Keefe’s salaries from $1,000,000 to $1,030,000 and $525,000 to $550,000, respectively. Mr. Meggs’ salary increased from $475,000 to $525,000 in order to position and to align his salary with other CFOs in our peer group. Messrs. Colvin and Olefson annual base salaries of $525,000 and $450,000, respectively, were established in connection with the commencement of their employment in the Fall of 2018 and were not increased in 2019.

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EXECUTIVE	2018 Salary ($)	2019 Salary ($)	Change (%)
Alistair Macdonald	1,000,000	1,030,000	3.0%
Jason Meggs	475,000	525,000	10.5%
Michelle Keefe	525,000	550,000	4.8%
Paul Colvin	525,000	525,000	—%
Jonathan Olefson	450,000	450,000	—%
Cash Incentives
Annual Cash Incentives
Our compensation philosophy connects our executives’ potential annual earnings to the achievement of annual performance objectives designed to support execution of our business strategies. The Management Incentive Plan (MIP) is intended to reward accomplishment of organizational goals and specific individual performance objectives identified as critical to our success. The MIP provides for the payment of cash bonuses dependent upon achievement of predetermined corporate financial performance targets, as well as certain measures specific to individual performance.
The overall MIP potential varies depending upon the NEO’s position. Each NEO’s MIP target represents the percent of salary that NEO may potentially receive as an annual bonus if the Company achieves the pre-determined goals established by the Committee for the year. For 2019, the MIP targets for each of our NEOs were as follows:

EXECUTIVE	MIP TARGET (% OF BASE SALARY)
Alistair Macdonald	100%
Jason Meggs	70%
Michelle Keefe	70%
Paul Colvin	70%
Jonathan Olefson	50%
Potential MIP payouts for 2019 ranged from zero to 200% of each NEO’s MIP target, so that executives could earn above-target payouts if actual performance significantly exceeded predetermined annual goals, or could earn below-target payouts, or could earn no payouts, if performance was below the minimum thresholds established for the year.
Following the end of each fiscal year, the Committee, with the assistance of our CEO, for all NEOs other than himself, reviews actual results and performance against the goals for such fiscal year and determines the amounts, if any, of the bonuses to be paid to our NEOs under the MIP. The Committee reserves the right to reduce MIP payouts for an individual NEO or for the executive team as a whole, based on its judgment of individual or the executive team’s performance against certain goals or other environmental factors related to the business.
The 2019 MIP performance goals included two financial measures: MIP Revenue, weighted at 66% of total MIP target, and MIP EBITDA, weighted at 34% of total MIP target. Our MIP Revenue is defined as the Company’s Total Revenue reduced by the total reimbursable expenses of our clients and excludes certain non-recurring financial impacts as determined by the Committee. Our MIP EBITDA is defined as the reported Adjusted EBITDA and excludes certain non-recurring financial impacts as determined by the Committee. EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: acquisition-related deferred revenue adjustments; restructuring and other costs; transaction and integration-related expenses; asset impairment charges; share-based compensation expense; other (income) expense, net; and (gain) loss on extinguishment of debt.
The Committee established the 2019 performance scale to require minimum thresholds of MIP Revenue and MIP EBITDA to be achieved for the respective 2019 targets to produce funding at the 50% level. For our 2019 fiscal year, the performance for both measures was between the threshold and target. The MIP payout was calculated using the MIP formula and a payout of 61.3% was approved.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Based on the considerations discussed above, the combined weighted total funding is as follows:

	MIP REVENUE	MIP EBITDA
MIP Weight	66.0%	34.0%
MIP Minimum (50% Funding) Threshold	89.4%	89.0%
MIP Funding	61.3%	61.3%
The total 61.3% MIP funding was up significantly from the 2018 MIP payout level of approximately 35.2%. NEOs received the same percentage of target funding as other employees in the MIP pool. The actual 2019 MIP earned by Messrs. Macdonald, Meggs, Colvin, and Olefson were $631,390, $225,278, $225,278, and $137,925, respectively. Ms. Keefe’s MIP payment was $236,005.
For additional information about the MIP, please refer to the “2019 Grants of Plan-Based Awards Table” contained in this Proxy Statement, which shows the threshold, target, and maximum incentive amounts payable under the MIP for our fiscal year 2019 performance.
Sign-on Cash Bonuses
In connection with the commencement of their employment offers, Messrs. Colvin and Olefson received one-time signing bonuses of $30,625 and $225,000, respectively. These bonus amounts were required to keep the executives whole from previous employers and are reported in “Bonus” in the Summary Compensation Table which follows. We do not, as a matter of course, provide cash bonuses to our executives outside of our MIP.
Long-Term Incentive Compensation
Our intent with granting long-term incentive compensation awards is to link NEO compensation to stockholder interests and long-term Company performance. Performance-based and time-based grants were made to each of our NEOs in 2019. Our performance-based grants include metrics that align with our three-year Value Creation Plan (VCP) to drive shareholder value over the longer term and work in tandem with annual cash incentives, which focuses on shorter term VCP metrics (Revenue and EBITDA growth).
In January 2019, the Committee approved long-term incentive awards for the NEOs comprised of (1) PRSUs, which were scheduled to cliff vest in three years based on the achievement of ROIC and three annual Adjusted EPS performance targets approved by the Committee; and (2) time-based RSUs. In addition, the Committee approved a long-term incentive award comprised of RSUs, as part of Mr. Colvin’s 2018 employment offer, that was made in 2019. Grants made to Ms. Keefe and Messrs. Macdonald, Meggs, Colvin, and Olefson during 2019 are shown in the table below:

EXECUTIVE	TARGET PRSUs	TIME-BASED RSUs
Alistair Macdonald	64,812	64,812
Jason Meggs	16,524	16,524
Michelle Keefe	13,844	13,843
Paul Colvin	13,214	15,346
Jonathan Olefson	10,068	10,068
The time-based RSUs granted in January 2019 vest in three approximately equal annual installments on the first three anniversaries of the date of grant, subject to the NEO’s continued employment with the Company.
All PRSUs granted to NEOs in 2019 are scheduled to cliff-vest approximately three years from the grant date with 50% of the target award amount allocated to achievement of ROIC and 50% of the target award amount allocated to achievement of three annual Adjusted EPS performance targets corresponding to fiscal years 2019, 2020, and 2021. ROIC is determined by dividing adjusted EBITDA (as defined in the Company’s latest earnings release) by invested capital, in each case during the applicable performance period, with appropriate adjustments if the Company completes a transformational merger, divestiture, or acquisition (considering size, complexity, and scope of the transaction) during that performance period. Adjusted EPS for a given performance period is adjusted diluted earnings per share (as defined in the Company’s latest earnings release).

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EXECUTIVE COMPENSATION AND OTHER MATTERS

The vesting terms for these PRSUs require achievement of (1) ROIC goals with respect to 50% of the target award amount; and (2) Adjusted EPS goals, as defined in the PRSU grant agreement, with respect to remaining 50% of the target award amount for each of the three individual years.
Our actual Adjusted EPS achieved for fiscal year 2019 was approximately 105% of target dollars. As such, one-third of the PRSUs allocated to achievement of Adjusted EPS goal for the year were earned and will vest in 2022 at 113% of target shares. In addition for PRSUs granted in 2018, our actual Company Revenue Growth against Average Competitor Revenue Growth for fiscal year 2019 was approximately 132% of target growth. As such, PRSUs allocated to achievement of Company Revenue Growth against Average Competitor Revenue Growth for the year earned will vest in 2021 at 118% of target shares. Vestings of all PRSUs (allocated and achieved for fiscal year 2019) are subject to continued service through the date on which the Committee certifies the performance goals for the last performance period.
Benefit Plans
In 2019, NEOs were eligible to participate in our health and welfare benefits plans under generally the same rules that apply to other employees. Under the plans, eligible employees of the Company and our U.S. subsidiaries may elect to participate in the following plans:

•	life insurance (including basic and voluntary life and basic and voluntary accidental death and dismemberment); and

•	disability plans (including short-term disability and long-term disability)
Mr. Macdonald is eligible to participate in employee benefits plans offered by the Company to all employees in the United Kingdom. The Company’s portion of the costs for each NEO’s participation in these plans is reported in “All Other Compensation” in the Summary Compensation Table which follows.
Retirement Plans
NEOs residing in the U.S. are eligible to participate in 401(k) retirement plans offered by our Company under the same rules that apply to other employees. Under the plans, eligible employees of the Company and our U.S. subsidiaries may elect to defer a percentage of their compensation each year subject to plan limits and caps imposed by the Internal Revenue Service (the “IRS”). In 2019, all U.S. NEOs participated in our 401(k) plan. The Company made matching contributions of 50% of the first 9% of each participant’s compensation contribution (for a total match of up to 4.5% of eligible compensation) under this plan.
We also maintain non-qualified deferred compensation plans that enable NEOs and other eligible employees to defer up to 80% of their base salary and up to 100% of their annual bonuses and commissions during their employment or for certain specified minimum deferral periods. The Company does not make any matching or profit sharing contributions under this plan. Accounts are maintained for participants who elect to defer, offering participants a mix of investment options with a variety of goals and risk tolerance. Although we have established a rabbi trust to assist us in meeting our obligations under the plan, account balances under the plan are unsecured under IRS rules and remain part of the Company’s general assets until distributed to the participants. The value of a participant’s account balance is based solely on the participant’s deferrals and the investment return on such deferrals given the performance of the investment options that they select. We do not guarantee any minimum return on those investments. Mr. Colvin is the only NEO who participates in this plan.
Severance and Change-in-Control Agreements
Our NEOs are covered by severance and double-trigger change-in-control agreement provisions included in their employment agreements or the Company’s Executive Severance Plan, which are discussed in the Employment Agreements section of this Proxy Statement.
Tax and Accounting Considerations
Compliance with Internal Revenue Code Section 162(m)
Internal Revenue Code (the “Code”) Section 162(m) generally provides that public companies cannot deduct non-performance based compensation paid to its covered employees in excess of $1 million per year. Prior to the Tax Cuts and Jobs Act of 2017 (the “Act”), covered employees generally consisted of a corporation’s chief executive officer and each of its other three most highly compensated officers, other than its chief financial officer, and remuneration that qualified as “performance-based compensation” within the meaning of the Code was exempt from this $1 million deduction limitation. As part of the Act, the ability to rely on this exemption was, with certain limited exceptions, eliminated. In addition, the determination of covered employees was generally expanded. In light of the repeal of the performance-based compensation exception to Code Section 162(m), we may not be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of performance-based RSUs, time-based RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. For further information on our accounting for our stock-based compensation awards, refer to our Annual Report on Form 10-K for the year ended December 31, 2019.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation
The following table sets forth summary compensation information for our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017.
Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (2)	BONUS ($) (3)	STOCK AWARDS ($) (4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (5)	ALL OTHER COMPENSATION ($) (6)	TOTAL ($)
Alistair Macdonald(1), Chief Executive Officer and Director	2019	1,000,913	—	5,883,080	631,390	130,976	7,646,359
	2018	1,017,045	—	6,071,508	352,200	132,929	7,573,682
	2017	852,703	—	4,249,970	595,000	172,401	5,870,074
Jason Meggs, Chief Financial Officer	2019	525,000	—	1,487,160	225,278	10,646	2,248,084
	2018	443,767	76,004	1,521,501	108,700	25,752	2,175,724
Michelle Keefe, President Commercial Solutions	2019	550,000	—	1,245,915	236,005	12,489	2,044,409
Paul Colvin, President Clinical Solutions	2019	525,000	30,625	1,273,197	225,278	13,615	2,067,715
Jonathan Olefson, General Counsel and Corporate Secretary	2019	450,000	225,000	906,120	137,925	10,646	1,729,691
	2018	60,411	—	524,820	—	126	585,357

(1)
Mr. Macdonald is paid in British Pound Sterling (the “GBP”). Other than the value of the stock awards and non-equity incentive plan compensation, the amounts earned by Mr. Macdonald reported in this Summary Compensation Table have been converted to U.S. dollars using the average weekly exchange rate from GBP to U.S. dollars in 2019 of 1 GBP/1.2768 U.S. dollars, in 2018 of 1 GBP/1.3363 U.S. dollars, and in 2017 of 1 GBP/1.2890 U.S. dollars, as published by the Federal Reserve System, Foreign Exchange Rates-G.5A Annual.

(2)	Amounts represent salary earned by Messrs. Macdonald, Meggs, Colvin and Olefson and Ms. Keefe, in the applicable fiscal year.

(3)	Represent $30,625 and $225,000 one-time cash signing bonuses to Messrs. Colvin and Olefson, respectively, that were approved in 2018 and paid in 2019 in connection with their employment offers.

(4)
Represents the aggregate grant date fair values of the RSUs and with respect to PRSUs at target number of shares, in each case computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. If the PRSUs were valued at maximum, the amounts shown in 2019 for Messrs. Macdonald, Meggs, Colvin and Olefson and Ms. Keefe would be $4,374,810; $1,115,370; $891,946; $679,590 and $934,470, respectively.

(5)
Amounts in this column were paid under the MIP. Mr. Macdonald’s MIP payment amount was calculated using an exchange rate from GBP to U.S. dollars of 1 GBP/1.3086 U.S. dollars in 2019, 1 GBP/1.3141 U.S. dollars in 2018, and 1 GBP/1.07835 U.S. dollars in 2017.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

(6)	Includes the following for each NEO in 2019:

NAME	COMPANY CONTRIBUTION TO RETIREMENT/ 401(k) PLAN ($)	LIFE INSURANCE PREMIUMS ($)	DISABILITY INSURANCE PREMIUMS ($)	PERQUISITES AND OTHER PERSONAL BENEFITS (a)
Alistair Macdonald	102,267	2,779	4,072	21,858
Jason Meggs	9,500	756	390	—
Michelle Keefe	11,343	756	390	—
Paul Colvin	12,469	756	390	—
Jonathan Olefson	9,500	756	390	—

(a)	Includes reimbursements of $14,188 and $7,670, to Mr. Macdonald for a car allowance, which is aligned with the practices for CEOs employed in the U.K., and travel expenses, respectively.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

2019 Grants of Plan-Based Awards
The following table sets forth information regarding the grants of plan-based awards to our NEOs in 2019.

NAME	TYPE OF AWARD	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Alistair Macdonald, Chief Executive Officer and Director	MIP		—	1,030,000	2,060,000	—	—	—	—	—	—	—
	PRSU	1/8/2019	—	—	—	32,406	64,812	97,218	—	—	—	2,916,540
	RSU	1/8/2019	—	—	—	—	—	—	64,812	—	—	2,916,540
Jason Meggs, Chief Financial Officer	MIP		—	367,500	735,000	—	—	—	—	—	—	—
	PRSU	1/8/2019	—	—	—	8,262	16,524	24,786	—	—	—	743,580
	RSU	1/8/2019	—	—	—	—	—	—	16,524	—	—	743,580
Michelle Keefe, President Commercial Solutions	MIP		—	385,000	770,000	—	—	—	—	—	—	—
	PRSU	1/8/2019	—	—	—	6,922	13,844	20,766	—	—	—	622,980
	RSU	1/8/2019	—	—	—	—	—	—	13,843	—	—	622,935
Paul Colvin, President Clinical Solutions	MIP		—	367,500	735,000	—	—	—	—	—	—	—
	PRSU	1/8/2019	—	—	—	6,607	13,214	19,821	—	—	—	594,630
	RSU	1/2/2019	—	—	—	—	—	—	2,132	—	—	83,937
	RSU	1/8/2019	—	—	—	—	—	—	13,214	—	—	594,630
Jonathan Olefson, General Counsel and Corporate Secretary	MIP		—	225,000	450,000	—	—	—	—	—	—	—
	PRSU	1/8/2019	—	—	—	5,034	10,068	15,102	—	—	—	453,060
	RSU	1/8/2019	—	—	—	—	—	—	10,068	—	—	453,060

(1)
Represents the threshold, target, and maximum awards set for the 2019 MIP. The actual amount of the MIP award paid is included in the “2019 Summary Compensation Table” under the column titled “Non-Equity Incentive Plan Compensation”.

(2)
The PRSUs were granted under the Company’s 2018 Equity Incentive Plans. Amounts represent the threshold, target, and maximum awards for PRSUs granted in 2019; for threshold, assumes that minimum performance required for payout is achieved. The performance period for the PRSUs will end on December 31, 2021.

(3)
The time-based RSUs above were granted under the Company’s 2018 Equity Incentive Plans. All time-based RSUs vest in three equal annual installments beginning on the first anniversary of the date of grant.

(4)
The amounts reported in this column represent the aggregate grant date fair value of the awards and are computed in accordance with FASB ASC Topic 718. The amount reported for the PRSUs is based on the number of PRSUs corresponding to the 100% target level performance valued at the closing stock price on the date of grant. The amount reported for the time-based RSUs is valued at the closing stock price on the date of grant. These values have been determined based on the assumptions set forth in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

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Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2019. All awards granted prior to October 31, 2014 were under the 2010 Equity Incentive Plan. Awards granted between November 2014 and June 2018 were issued under the 2014 Equity Incentive Plan and awards granted post-June 2018 were under the 2018 Equity Incentive Plan.

NAME	VESTING COMMENCEMENT DATE	OPTION AWARDS				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Alistair Macdonald, Chief Executive Officer and Director	8/5/2013 6/30/2014 6/30/2015 1/19/2016 8/1/2016	8,828 37,868 17,398 3,667 26,665	— — — 1,222 8,888	$10.57 $16.06 $40.12 $42.88 $42.76	9/24/2022 6/30/2024 6/30/2025 1/19/2026 8/1/2026	201,722	11,997,416	116,929	6,954,352
Jason Meggs, Chief Financial Officer	7/29/2015 1/19/2016 11/1/2016	2,108 1,734 465	— 866 155	$43.16 $42.88 $46.00	7/29/2025 1/19/2026 11/1/2026	44,179	2,627,546	18,086	1,075,665
Michelle Keefe, President Commercial Solutions	—	—	—	—	—	38,833	2,309,593	18,158	1,079,947
Paul Colvin, President Clinical Solutions	—	—	—	—	—	17,837	1,060,856	11,011	654,879
Jonathan Olefson, General Counsel and Corporate Secretary	—	—	—	—	—	19,008	1,130,501	8,390	498,995
Explanations of certain columns in the table follow:
Number of Securities Underlying Unexercised Options. The vesting dates of stock options reported in this column are:
Stock Options Unvested at Year-End 2019

GRANT DATE	VESTING DATE	ALISTAIR MACDONALD	JASON MEGGS	MICHELLE KEEFE	PAUL COLVIN	JONATHAN OLEFSON
1/19/2016	1/19/2020	1,222	866	—	—	—
8/1/2016	8/1/2020	8,888	—	—	—	—
11/1/2016	11/1/2020	—	155	—	—	—
Stock Awards. Market value for time and performance-based RSUs are calculated using the closing market price of $59.475 of our stock on the Nasdaq on December 31, 2019.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Number of Shares or Units of Stock That Have Not Vested. Column includes unvested time-based RSUs, specifically regular annual RSUs, and earned performance-based RSUs (PRSUs). Following the Merger in August 2017, PRSUs granted in January 2017 were earned at 100% of target. The vesting dates of all awards are:
RSU Awards Unvested at Year-End 2019

GRANT DATE	AWARD TYPE	VESTING DATE	ALISTAIR MACDONALD	JASON MEGGS	MICHELLE KEEFE	PAUL COLVIN	JONATHAN OLEFSON
1/19/2016	RSU	1/19/2020	2,750	433	—	—	—
8/1/2016	RSU	8/1/2020	8,888	—	—	—	—
11/1/2016	RSU	11/1/2020	—	77	—	—	—
1/27/2017	PRSU	1/27/2020	21,614	—	—	—	—
1/27/2017	RSU	1/27/2020	7,204	1,277	—	—	—
12/1/2017	RSU	12/1/2020	—	—	1,320	—	—
2/15/2018	RSU	2/15/2020	26,490	8,830	6,623	—	—
		2/15/2021	26,489	8,829	6,622	—	—
2/15/2018	PRSU	3/15/2021	31,258	—	7,815	—	—
5/7/2018	PRSU	3/15/2021	—	5,094	—	—	—
11/13/2018	RSU	11/13/2020	—	—	—	—	3,521
		11/13/2021	—	—	—	—	3,521
1/2/2019	RSU	1/2/2020	—	—	—	711	—
		1/2/2021	—	—	—	711	—
		1/2/2022	—	—	—	710	—
1/8/2019	RSU	1/8/2020	21,605	5,509	4,615	4,405	3,357
		1/8/2021	21,604	5,508	4,614	4,405	3,356
		1/8/2022	21,603	5,507	4,614	4,404	3,355
1/8/2019	PRSU (Adjusted EPS)	3/15/2022	12,217	3,115	2,610	2,491	1,898
Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested. Column reflects unearned performance-based RSUs (PRSUs) at target level. The maximum payout is 100% for awards granted in August 2017. The maximum payout is 150% for awards granted in February 2018, May 2018 and January 2019. Following certification by the Committee of the performance for PRSUs granted in 2018 (allocated to fiscal year 2019) and PRSUs granted in 2019 (allocated to fiscal year 2019 Adjusted EPS metric), those units were earned at 118% and 113%, respectively and are reflected in the “RSU Awards Unvested at Year-End 2019” table above.
Performance Equity Awards Unvested at Year-End 2019 (Stock Units at Target Level)

GRANT DATE	PERFORMANCE PERIOD	ALISTAIR MACDONALD	JASON MEGGS	MICHELLE KEEFE	PAUL COLVIN	JONATHAN OLEFSON
8/10/2017	8/2017-12/2020	36,429	—	—	—	—
2/15/2018	1/2020-12/2020	26,490	—	6,622	—	—
5/7/2018	1/2020-12/2020	—	4,316	—	—	—
1/8/2019 (Adjusted EPS)	1/2020-12/2020	10,802	2,754	2,307	2,202	1,678
	1/2021-12/2021	10,802	2,754	2,307	2,202	1,678
1/8/2019 (ROIC)	1/2019-12/2021	32,406	8,262	6,922	6,607	5,034

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EXECUTIVE COMPENSATION AND OTHER MATTERS

2019 Option Exercises and Stock Vested
The following table provides information concerning the exercise of stock options and the vesting of stock awards held by our NEOs during 2019.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Alistair Macdonald, Chief Executive Officer and Director	14,840	652,816	58,508	3,030,328
Jason Meggs, Chief Financial Officer	—	—	11,146	598,640
Michelle Keefe, President Commercial Solutions	—	—	7,944	435,053
Paul Colvin, President Clinical Solutions	—	—	—	—
Jonathan Olefson, General Counsel and Corporate Secretary	—	—	3,522	174,233

(1)
The value realized on exercise is determined by multiplying the number of stock options by the difference between the exercise price of the option and the closing price of our common stock on the date of exercise.

(2)	The value realized on vesting is determined by multiplying the number of stock awards that vested by the closing price of our common stock on the vesting date.
2019 Nonqualified Deferred Compensation
Pursuant to our elective nonqualified deferred compensation plan, eligible employees in the United States, including our NEOs, may defer up to 80% of their eligible base salaries as of the first day of the calendar year, up to 100% of their eligible commission as of the first day of the calendar year and up to 100% of awards earned under the annual bonus plan. Deferral elections are made by eligible employees before the beginning of the calendar year for which the compensation is payable. Contributions to the elective nonqualified deferred compensation plan consist solely of participants’ elective deferral contributions, with no matching or other employer contributions.
The nonqualified deferred compensation plan allows eligible employees to make individual investment elections that best suit their goals, time horizon and risk tolerance. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Investment options consist of a variety of well-known mutual funds. The plan does not operate in a manner to provide any above-market returns or preferential earnings to participants. For 2019, participants were able to choose among a total of 31 investment options. Distributions of amounts credited to the account of a NEO under the elective nonqualified deferred compensation plan will generally commence six months after the date of the executive’s separation from service. NEOs may also elect to receive in-service distributions of such amounts at the time they make their deferral elections. In addition, upon a showing of an unforeseeable emergency, NEOs may be allowed to access funds in their deferred compensation accounts before otherwise eligible. Modifications to the timing and form of payment may only be made 12 months prior to the previously selected payment date, and the new payment date must be at least five years later than existing date. Any modification may not accelerate the payment of a deferral balance. Distributions can generally be received either as a lump sum payment or in annual installments over a period not to exceed five years, or a combination thereof, except in the cases of death or change in control, which are always paid in a lump sum.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Mr. Colvin was the only NEO who elected to defer part of his compensation during 2019. The following table provides information related to the potential benefits payable to each of our NEOs under our elective nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE (3) ($)
Alistair Macdonald (4)	—	—	—	—	—
Jason Meggs	—	—	—	—	—
Michelle Keefe	—	—	—	—	—
Paul Colvin	26,250	—	2,208	—	28,458
Jonathan Olefson	—	—	—	—	—

(1)	Amounts in this column are reported as compensation for fiscal year 2019 in the Salary and Total columns of the Summary Compensation Table.

(2)	Amounts in this column are reported as compensation for fiscal year 2019 in the Summary Compensation Table since they do not reflect above market or preferential earnings.

(3)	Mr. Colvin’s contributions in the aggregate amount of $26,250 were reported as compensation in the Summary Compensation Table.

(4)	Mr. Macdonald is not eligible to participate because he resides outside of the United States.
Employment Agreements
We have entered into employment or letter agreements with each of our NEOs. The material provisions of each such agreement are described below.

•	Alistair Macdonald, our Chief Executive Officer, in July 2016, amended April 2017 and January 2020

•	Jason Meggs, our Chief Financial Officer, in April 2014, amended June 2014, March 2018 and May 2018 (appointing Mr. Meggs as our Chief Financial Officer)

•	Michelle Keefe, our President of Commercial Solutions, letter agreement in November 2017

•	Paul Colvin, our President of Clinical Solutions, letter agreement in August 2018

•	Jonathan Olefson, our General Counsel and Corporate Secretary, letter agreement in November 2018

NAMED EXECUTIVE OFFICERS	BASE SALARY	TARGET ANNUAL CASH INCENTIVE BONUS
Alistair Macdonald (1)	$1,030,000	100%
Jason Meggs (2)	$525,000	70%
Michelle Keefe (3)	$550,000	70%
Paul Colvin (4)	$525,000	70%
Jonathan Olefson (5)	$450,000	50%

(1)
As of December 31, 2019, Mr. Macdonald’s annual base salary was $1,030,000. The Committee increased Mr. Macdonald’s annual base salary to $1,060,000 effective as of January 1, 2020. Mr. Macdonald also is entitled to receive an annual car allowance and Company contributions under our Company Pension Plan.

(2)	As of December 31, 2019, Mr. Meggs’ annual base salary was $525,000. The Committee increased Mr. Meggs’ annual base salary to $600,000 effective as of January 1, 2020.

(3)	As of December 31, 2019, Ms. Keefe’s annual base salary was $550,000. The Committee increased Ms. Keefe’ s annual base salary to $567,000 effective as of January 1, 2020.

(4)	As of December 31, 2019, Mr. Colvin’s annual base salary was $525,000. The Committee increased Mr. Colvin’s annual base salary to $567,000 effective as of January 1, 2020.

(5)	As of December 31, 2019, Mr. Olefson’s annual base salary was $450,000. The Committee increased Mr. Olefson’s annual base salary to $465,000 effective as of January 1, 2020.

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Mr. Macdonald:
Mr. Macdonald’s employment agreement provides that either we or Mr. Macdonald may terminate his agreement upon six months’ prior written notice, and we also can terminate Mr. Macdonald’s agreement immediately upon written notice by paying him six months of his base salary in lieu of the notice period. We may terminate Mr. Macdonald’s employment for death, “disability,” “cause” or without “cause”, as defined in Mr. Macdonald’s employment agreement. For a summary of the potential payments and benefits Mr. Macdonald would receive in the event of a termination of employment, see “Summary of Potential Payments Upon Termination of Employment or Change in Control” below. Certain payments and benefits that Mr. Macdonald would receive in the event of a termination of employment are subject to customary confidentiality provisions and post-termination non-solicitation and non-competition restrictions that apply during employment and for twelve months thereafter.
As of December 31, 2019, if we terminated Mr. Macdonald’s employment other than for “cause”, death or disability, or if he resigned for “good reason” (each as defined in his employment agreement), he would receive a cash severance payment equal to two times his base salary and 12 months of health care coverage continuation. If we terminated Mr. Macdonald’s employment other than for cause, death or disability, or he resigned for good reason during the period commencing three months prior to and ending 24 months after a change in control of the Company, then he would receive a cash severance payment equal to the sum of (i) three times his base salary, plus (ii) his annual target bonus for the year of termination, or if greater, the annual target bonus in effect prior to an event giving rise to a claim for termination for good reason. Additionally, Mr. Macdonald would have been entitled to 12 months of health care coverage continuation and accelerated vesting of all outstanding, unvested equity awards held by Mr. Macdonald as of the termination date.
In January 2020, Mr. Macdonald’s employment agreement was amended to provide that, if we terminate Mr. Macdonald’s employment other than for “cause”, death or disability, or if he resigns for “good reason” (each as defined in his employment agreement), he will receive a cash severance payment equal to two times the sum of (i) his base salary, plus (ii) his annual target bonus for the year of termination. If we terminate Mr. Macdonald’s employment other than for cause, death or disability, or he resigns for good reason during the period commencing three months prior to and ending 24 months after a change in control of the Company, then he will receive a cash severance payment equal to three times the sum of (i) his base salary, plus (ii) his annual target bonus for the year of termination, or if greater, the annual target bonus in effect prior to an event giving rise to a claim for good reason. Additionally, Mr. Macdonald will be entitled to 36 months of health care coverage continuation and accelerated vesting of all outstanding, unvested equity awards held by Mr. Macdonald as of the termination date.
The Company is not required to make these payments to Mr. Macdonald if Mr. Macdonald: (i) commits any act of serious misconduct; (ii) commits any serious breach or repeated or continued breach of his obligations under the agreement; (iii) is guilty of conduct tending to bring him or the Company or any group company into disrepute; (iv) has a bankruptcy order made against him or has an interim order made against him under the Insolvency Act 1986 or is deemed bankrupt; (v) fails to perform his duties to a satisfactory standard, after having received a written warning from the Board relating to the same; (vi) is convicted of an offense under any statutory enactment or regulation (other than a motoring offense for which no custodial sentence can be imposed); (vii) breaches certain clauses of the agreement; (viii) becomes prohibited by law from being a director; or (ix) resigns from office as a director of the Company or any Company affiliate or refuses to hold office as a director of the Company or any Company affiliate.
If we are wound up for the purposes of reconstruction or amalgamation and, as a result, Mr. Macdonald is terminated or his duties redefined in a manner consistent with his current position or status with the Company, he will have no claim against the Company for termination of employment or otherwise as long as he is first offered employment with the resulting company on terms no less favorable to Mr. Macdonald as those in the agreement. If Mr. Macdonald unreasonably refuses such employment or transfer of his agreement to the resulting company, we may terminate his employment within one month of such refusal.
Mr. Meggs:
Mr. Meggs’ employment agreement provides that either we or Mr. Meggs may terminate his employment agreement upon prior written notice. We may terminate Mr. Meggs’ employment automatically for death, and by written notice for “disability,” or “cause” (as defined in Mr. Meggs’ employment agreement). Mr. Meggs may resign by written notice at any time for “good reason” (as defined in Mr. Meggs’ employment agreement). For a description of the potential payments and benefits Mr. Meggs would receive in the event of a termination of employment, see “Executive Severance Plan” and “Summary of Potential Payments Upon Termination of Employment or Change in Control” below. Certain payments and benefits that Mr. Meggs would receive in the event of a termination of employment are subject to customary confidentiality provisions and post-termination non-solicitation and non-competition restrictions that apply during employment and for six to twelve months thereafter.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Messrs. Colvin and Olefson and Ms. Keefe:
For Messrs. Colvin and Olefson and Ms. Keefe, either we or the NEO may terminate the employment agreement upon written notice. We may terminate each of Messrs. Colvin and Olefson and Ms. Keefe’s employment for death, “disability,” “cause” or without “cause” by written notice to the applicable NEO (each as defined in the Executive Severance Plan). For a description of the payments and benefits to which Messrs. Colvin and Olefson and Ms. Keefe would be entitled upon termination of employment, see “Executive Severance Plan” and “Summary of Potential Payments Upon Termination of Employment or Change in Control” below. Certain payments and benefits that Messrs. Colvin and Olefson and Ms. Keefe would receive in the event of a termination of employment are subject to customary confidentiality provisions and post-termination non-solicitation and non-competition restrictions that apply during employment and for twelve months thereafter.
Executive Severance Plan
In September 2016, we established the Executive Severance Plan to enhance our ability to retain our key executives, including Mr. Meggs, and other officers of the Company. The Executive Severance Plan was amended and restated as of August 20, 2018.
The plan permits the plan administrator to designate the eligible executives who may participate in the plan. Messrs. Meggs, Colvin and Olefson and Ms. Keefe were selected to participate in the plan. The plan provides designated participants with severance benefits upon a termination of employment by us without cause or by the participant for “good reason” (as defined in the Executive Severance Plan).
For a qualifying termination during the period beginning three months prior to and ending 24 months following a “change in control” (as defined in the Executive Severance Plan), a participant will be entitled to the following: (i) an amount equal to the sum of 200% of the participant’s base salary and 200% of the participant’s target bonus for the year in which the termination occurs; (ii) an amount equal to the aggregate amount of the full premium for benefit coverage continuation under COBRA for a period of 24 months; and (iii) accelerated vesting of any unvested equity awards held by the participant.
For a qualifying termination outside the “change in control” period (as described above), a participant will be entitled to the following: (i) an amount equal to the sum of 100% of the participant’s base salary and 100% of the participant’s target bonus for the year in which the termination occurs; and (ii) an amount equal to the aggregate amount of the full premium for benefit coverage continuation under COBRA for a period of 12 months. These amounts shall be paid in accordance with the Company’s regular pay schedule in substantially equal installments over a period of twelve (12) months following the Participant’s Date of Termination.
In order to receive any severance benefits under the plan, participants must sign a general release of claims against us. Some of the employees who are eligible to be selected to participate in the plan are also entitled to severance benefits under their employment agreements. However, severance benefits provided under the plan will be reduced by any severance benefits to which a participant would otherwise be entitled under the participant’s employment agreement, or any general severance policy or plan maintained by us that provides for severance benefits (unless the agreement, policy or plan expressly provides for severance benefits to be in addition to those provided under the plan). In addition, any amounts payable to a participant under the plan will be reduced to the maximum amount that could be paid without being subject to the excise tax imposed under the Code sections 280G and 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount. The plan may be terminated or amended by us, provided the participants consent to the termination of the plan or to any amendment that materially and adversely impacts the right of the participant under the plan.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary of Potential Payments Upon Termination of Employment or Change in Control
The following table sets forth the potential payments and benefits our NEOs would receive in the event of a termination of employment. These payments and benefits have been quantified assuming their termination of employment, or their termination upon death or disability, or their termination following a change in control occurred on the last trading day of our most recently completed fiscal year ending December 31, 2019 and that the price per share of our common stock is the closing market price on December 31, 2019 of $59.475 per share.

Named Executive Officer	Termination Without Cause or Resignation For Good Reason not related to a Change in Control	Termination For Cause or Resignation Without Good Reason	Death	Disability	Termination Without Cause or Resignation for Good Reason related to a Change in Control
Alistair Macdonald (1)
Cash Severance (2)	$2,060,000	$—	$—	$—	$4,120,000
Health Care Coverage (3)	$15,067	$—	$—	$—	$15,067
Group Life Insurance (4)	$—	$—	$4,160,748	$—	$—
Long-Term Disability Benefits (5)	$—	$—	$—	$563,933	$—
Stock Option Vesting (6)	$—	$—	$—	$—	$168,842
Restricted Stock Unit Vesting (7)	$—	$—	$9,591,295	$9,591,295	$11,997,416
Performance-Based Restricted Stock Unit Vesting (8)	$—	$—	$4,787,738	$4,787,738	$6,954,352
Total	$2,075,067	$—	$18,539,781	$14,942,966	$23,255,677
Jason Meggs
Accrued Payments(9)	$—	$—	$—	$—	$—
Cash Severance (10)	$892,500	$—	$—	$—	$1,785,000
COBRA (11)	$23,126	$—	$—	$—	$46,252
Group Life Insurance (4)	$—	$—	$1,000,000	$—	$—
Long-Term Disability Benefits (12)	$—	$—	$—	$200,000	$—
Stock Option Vesting (6)	$—	$—	$—	$—	$16,460
Restricted Stock Unit Vesting (7)	$—	$—	$2,521,264	$2,521,264	$2,627,546
Performance-Based Restricted Stock Unit Vesting (8)	$—	$—	$1,075,665	$1,075,665	$1,075,665
Total	$915,626	$—	$4,596,929	$3,796,929	$5,550,923
Michelle Keefe
Cash Severance (10)	935,000	—	—	—	1,870,000
COBRA (11)	25,749	—	—	—	51,499
Group Life Insurance (4)	—	—	1,000,000	—	—
Long-Term Disability Benefits (12)	—	—	—	200,000	—
Stock Option Vesting (6)	—	—	—	—	—
Restricted Stock Unit Vesting (7)	—	—	2,231,086	2,231,086	2,309,593
Performance-Based Restricted Stock Unit Vesting (8)	—	—	1,079,947	1,079,947	1,079,947
Total	$960,749	$—	$4,311,033	$3,511,033	$5,311,039

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Named Executive Officer	Termination Without Cause or Resignation For Good Reason not related to a Change in Control	Termination For Cause or Resignation Without Good Reason	Death	Disability	Termination Without Cause or Resignation for Good Reason related to a Change in Control
Paul Colvin
Cash Severance (10)	892,500	—	—	—	1,785,000
COBRA (11)	25,833	—	—	—	51,666
Group Life Insurance (4)	—	—	1,000,000	—	—
Long-Term Disability Benefits (12)	—	—	—	200,000	—
Stock Option Vesting (6)	—	—	—	—	—
Restricted Stock Unit Vesting (7)	—	—	1,060,856	1,060,856	1,060,856
Performance-Based Restricted Stock Unit Vesting (8)	—	—	654,879	654,879	654,879
Total	$918,333	$—	$2,715,735	$1,915,735	$3,552,401
Jonathan Olefson
Cash Severance (10)	$675,000	$—	$—	$—	$1,350,000
COBRA (11)	$23,769	$—	$—	$—	$47,538
Group Life Insurance (4)	$—	$—	$1,000,000	$—	$—
Long-Term Disability Benefits (12)	$—	$—	$—	$200,000	$—
Stock Option Vesting (6)	$—	$—	$—	$—	$—
Restricted Stock Unit Vesting (7)	$—	$—	$1,130,501	$1,130,501	$1,130,501
Performance-Based Restricted Stock Unit Vesting (8)	$—	$—	$498,995	$498,995	$498,995
Total	$698,769	$—	$2,629,496	$1,829,496	$3,027,034

(1)
Mr. Macdonald is paid in British Pound Sterling (the “GBP”). Other than cash severance and unvested values of stock options and stock awards, amounts for Mr. Macdonald reported in this Summary of Potential Payments Upon Termination of Employment or Change in Control Table have been converted to U.S. dollars using the December 31, 2019 exchange rate from GBP to U.S. dollars of 1 GBP/1.3269 U.S. dollars as published by the Federal Reserve System, Foreign Exchange Rates-H10.

(2)
“Cash severance” represents an amount equal to two times base salary for a qualifying termination outside of a change in control. Upon a qualifying termination related to a change in control, “cash severance” represents an amount equal to (i) three times Mr. Macdonald's base salary, plus (ii) his annual target bonus for the year of termination, or if greater, the annual target bonus in effect prior to an event giving rise to a claim for good reason. In January 2020, Mr. Macdonald’s employment agreement was amended. Taking this amendment into account, his “cash severance” in connection with a qualifying termination outside of a change in control would be an amount equal to two times the sum of (i) Mr. Macdonald's base salary, plus (ii) his annual target bonus for the year of termination (e.g., $4,240,000). Taking into account the January 2020 amendment, Mr. Macdonald's "cash severance" for a qualifying termination related to a change in control would be an amount equal to three times the sum of (i) Mr. Macdonald's base salary, plus (ii) his annual target bonus for the year of termination, or if greater, the annual target bonus in effect prior to an event giving rise to a claim for good reason (e.g., $6,360,000).

(3)
Continuation of health care coverage paid monthly for a period of 12 months following termination. In January 2020, Mr. Macdonald’s employment agreement was amended to include 36 months of continuation of health care coverage (e.g. $45,201).

(4)	Payment to the estate of executive in lump sum. Mr. Macdonald’s amount represents four times base salary. Maximum payment of $1,000,000 applies to NEOs in the United States.

(5)
Yearly benefit after 26 weeks waiting period, pays 65% of salary for three years followed by a final lump sum payment of two times salary. Amount in table represents annual maximum payment. Final lump sum maximum payment is equivalent to $2,123,040.

(6)
Vesting of all unvested stock options on the termination date pursuant to the Company’s 2014 and 2018 Equity Incentive Plans and associated award agreements. Amounts shown represent the intrinsic value of unvested in-the-money stock options determined based on the closing market price of our common stock on December 31, 2019, the last trading day of the year.

(7)
Vesting of all unvested restricted stock units on the termination date pursuant to the Company’s 2014 and 2018 Equity Incentive Plans and associated award agreements. Amounts shown represent the value of unvested restricted stock units determined based on the closing market price of our common stock on December 31, 2019, the last trading day of the year.

(8)
Vesting of all PRSUs on the termination date that have not previously forfeited pursuant to the Company’s 2014 and 2018 Equity Incentive Plans and associated award agreements. Amounts shown represent the value of unvested PRSUs based on the closing market price of our common stock on December 31, 2019, the last trading day of the year.

(9)	“Accrued Payments” as defined in each NEO’s agreement.

(10)
“Cash severance” equal to (i) 100% of salary, and 100% of annual incentive target for a qualifying termination outside of a change in control context. “Cash severance” equal to (ii) 200% of salary and 200% of annual incentive target for a qualifying termination in connection with a change in control. The payments do not incorporate any reductions from the best after tax provisions.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

(11)
COBRA coverage premiums for 24 months for a qualifying termination in connection with a change in control and 12 months for a qualifying termination outside of a change in control context, paid in lump sum within 60 days of an NEO’s termination.

(12)	Annual amount due to the executive, paid monthly for the term of the disability. Annual maximum payment of $200,000 applies to NEOs in the United States.
CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Alistair Macdonald, our Chief Executive Officer and principal executive officer (our “CEO”).
For 2019, our last completed fiscal year, the median of the annual total compensation of all employees of our company (other than our CEO), was $70,000; and the annual total compensation of our CEO was $7,646,359.
Based on this information, our reasonable 2019 estimate for the ratio of the annual total compensation of Mr. Macdonald, our CEO, to the median of the annual total compensation of all employees was 109 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median compensated employee”, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
We determined that, as of November 25, 2019, our employee population consisted of approximately 23,700 individuals working at our parent company and consolidated subsidiaries, with approximately 48% of these individuals located in the United States, 25% located in Europe, 20% located in various countries of Asia, and the remainder in various countries in Latin America and in Canada. We selected November 25, 2019, which is within the last three months of our 2019 fiscal year, as the date upon which we would identify the “median compensated employee” to allow sufficient time to identify the median compensated employee given the global scope of our operations.
Our employee population consisted of approximately 23,700 individuals, of which 96% are full-time employees. Over half of our employees (approximately 11,400 individuals) are located in the United States and directly employed by the Company; the remainder is employed by various consolidated subsidiaries outside of the United States. Of the U.S. employees, over 97% are full-time, with the remainder employed on a part-time (less than 30 hours per week) basis. We believe this high percentage of full-time employees is representative of the proportion of our global employee population. Base compensation and incentive compensation for all employees are maintained in one system, which is located in the United States. Other compensation information, such as overtime and other miscellaneous payments, is located in several payroll systems throughout the world.
To identify the median compensated employee from our employee population, we created a global listing of all employees throughout the world and converted each employee’s salary to U.S. dollars to make them comparable. Other compensation, including but not limited to overtime, bonus, and long-term incentive grant value, if applicable, was added to each respective employee’s base salary to determine an estimate of each employee’s annual 2019 compensation. We did not make any cost-of-living adjustments in identifying the median compensated employee.
Using this methodology, we determined that the median employee was a full-time employee located in the United States. With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $70,000.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column 9) of our 2019 Summary Compensation Table included in our 2019 Proxy Statement and incorporated by reference under Item 11 of Part III of our 2019 Annual Report. This resulted in annual total compensation for purposes of determining the ratio in the amount of $7,646,359.
We believe the inclusion of the value of all compensation for our CEO, compared to the compensation of our median compensated employee, yielding roughly a 109:1 ratio, is a reasonable comparison.

45

Proposal Two Advisory (Nonbinding) Vote on Executive Compensation
As discussed in the CD&A, our compensation strategy focuses on providing a total compensation package that is designed to attract and retain high-caliber executives by incentivizing them to achieve Company and individual performance goals and closely aligning these goals with stockholder interests. Our philosophy reflects our emphasis on pay for performance and on long-term value creation for our stockholders.
As required by Section 14A of the Exchange Act, we are providing stockholders with an advisory (nonbinding) vote on the compensation of our NEOs as described in this Proxy Statement. This proposal, known as a “Say-on-Pay” proposal, is designed to give our stockholders the opportunity to endorse or not endorse our Company’s executive compensation program by voting for or against the following resolution:
“Resolved, that the stockholders approve, on an advisory (nonbinding) basis, the compensation of the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the CD&A, the Summary Compensation Table for fiscal year 2019, and other related tables and disclosures).”
When you cast your vote, we urge you to consider the description of our executive compensation program contained in the CD&A and the accompanying tables and narrative disclosures.
Required Vote
The affirmative vote of the majority of our shares present electronically or represented by proxy at the meeting and entitled to vote is required to approve our executive compensation. Because your vote is advisory, it will not be binding upon our Board or Compensation and Management Development Committee and will not create or imply any additional fiduciary duties on our Board or any member thereof. However, our Compensation and Management Development Committee and Board may take into account the outcome of the vote when considering future executive compensation arrangements.
Abstentions will have the same effect as votes against the proposal. Broker non-votes are not considered to be entitled to vote and, accordingly, will not affect the outcome of this proposal.
The Board of Directors unanimously recommends that stockholders vote FOR Proposal Two on the approval of our executive compensation as described in this Proxy Statement.

46	2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Proposal Three Ratification of the Appointment of Independent Registered Public Accounting Firm
Our Audit Committee, pursuant to its Charter, has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements and the Company’s effectiveness of internal control over financial reporting for the year ending December 31, 2020.
While our Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, our Audit Committee and our Board are requesting, as a matter of policy, that our stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Our Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the appointment of Deloitte & Touche LLP is not ratified by our stockholders, our Audit Committee will consider the appointment of other independent registered public accounting firms for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time if it determines that the change would be in the best interests of the Company and our stockholders.
Deloitte & Touche LLP has served as our independent auditor since March 2016. The Audit Committee believes that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interest of the Company and our stockholders.
The affirmative vote of the majority of shares present electronically or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as voting against the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. We do not expect any broker non-votes in connection with this proposal.
The Board of Directors unanimously recommends that stockholders vote FOR Proposal Three, to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020.

47

AUDIT COMMITTEE REPORT

Audit Committee Report
Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2019, (2) discussed with Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm for the fiscal year ended December 31, 2019, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and (3) received the written disclosures and the letter from Deloitte concerning applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is filed with the SEC.
Our Audit Committee is currently composed of Messrs. Klitgaard and Monaghan and Ms. Harty. Each of the members of our Audit Committee are independent directors as defined in Rule 5605(a)(2) of the Nasdaq listing rules and Section 10A(m)(3) of the Exchange Act. The Board has determined that each of Mr. Klitgaard and Ms. Harty is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written Charter adopted by our Board, a copy of which is available under “Investors - Corporate Governance - Governance Documents” on our website at www.syneoshealth.com.
Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.
The following table summarizes the aggregate fees for professional services rendered to us by Deloitte in fiscal years 2018 and 2019:

	2018	2019
Audit fees	$6,818,508	$5,378,921
Audit-related fees	—	—
Tax fees	783,666	1,493,567
All other fees	5,685	5,685
Total	$7,607,859	$6,878,173

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AUDIT COMMITTEE REPORT

Audit Fees
The audit fees represent the annual fees approved by the Audit Committee in connection with the annual audit of our financial statements, for the reviews of our financial statements included in our financial reports including, but not limited to, our Annual Report on Form 10-K, and for other services normally provided in connection with statutory and regulatory filings. The audit fees paid to our principal accountant were $6,818,508 and $5,378,921 for the years ended December 31, 2018 and 2019, respectively. The decrease in 2019 was primarily driven by lower fees associated with the annual audit of our financial statements.
Audit-Related Fees
The audit-related fees represent fees for assurance and related services during the period. For the years ended December 31, 2018 and 2019, we did not incur any audit-related fees.
Tax Fees
The aggregate tax fees billed to us by our principal accountant were $783,666 and $1,493,567 for the years ended December 31, 2018 and 2019, respectively. The increase in 2019 was primarily driven by the cost of implementing changes related to the Tax Cuts and Jobs Act of 2017 as well as other tax reform.
All Other Fees
The aggregate of all other fees billed to us by our principal accountant for the year ended December 31, 2018 and 2019 were $5,685 and $5,685, respectively and were primarily related to the annual subscription fee for Deloitte’s technical accounting research tool.
A representative of Deloitte is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
WILLIAM E. KLITGAARD, Chair
LINDA A. HARTY
MATTHEW E. MONAGHAN

49

Director Compensation for Fiscal Year 2019
Director Compensation
Our directors who are employed by us or our subsidiaries do not receive any compensation from us for serving on our Board, although we do, like with other directors, reimburse their reasonable expenses incurred in connection with serving on our Board, including documented travel expenses to attend meetings. Currently, the only director employed by us is Alistair Macdonald.
In fiscal year 2019, our standard non-employee director compensation arrangements for Board and Board committee services, as applicable, were as follows (cash fees are paid in quarterly installments):

•	an annual cash retainer for serving as Chairman of the Board of $200,000;

•	an annual cash retainer for general Board service of $75,000;

•	an annual stock-based award retainer for general Board service with an aggregate value per director of $175,000, which vests one year from the date of grant subject to continued Board service;

•
an annual cash retainer, per member (other than the Chair), for serving on the Audit Committee of $12,000; for serving on the Compensation and Management Development Committee of $7,750; and for serving on the Nominating and Corporate Governance Committee of $5,000;

•
an annual cash retainer for serving as the Chair of the Audit Committee of $28,500; for serving as the Chair of the Compensation and Management Development Committee of $20,000; and for serving as the Chair of the Nominating and Corporate Governance Committee of $15,000.

The following table provides information related to the compensation paid in cash and stock-based awards granted to each non-employee director of our Company for the year ended December 31, 2019:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Todd M. Abbrecht	80,000	175,000	255,000
Thomas Allen (2)	90,000	—	90,000
Bernadette M. Connaughton (3)	18,750	94,452	113,202
John M. Dineen	200,000	175,000	375,000
Linda A. Harty	94,750	175,000	269,750
William E. Klitgaard	103,500	175,000	278,500
John Maldonado (2)	82,750	—	82,750
Kenneth F. Meyers	100,000	175,000	275,000
Matthew E. Monaghan	92,000	175,000	267,000
Joshua M. Nelson	82,750	175,000	257,750

(1)
The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 1 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 20, 2020.

(2)	Messrs. Allen and Maldonado have each waived their right to receive stock-based awards for their service on the Board of Directors.

(3)	Effective November 12, 2019, the Board elected Ms. Connaughton to serve as a Class III director of the Company.

50	2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Compensation Committee Interlocks and Insider Participation
Our Compensation and Management Development Committee currently consists of Messrs. Meyers (Chair), Maldonado, and Nelson and Ms. Harty. None of our executive officers serve as a member of the Board of Directors or Compensation and Management Development Committee (or other committee performing equivalent functions) of another entity that has one or more executive officers serving on our Board or Compensation and Management Development Committee. No interlocking relationship exists between any member of the Board or any member of the Compensation and Management Development Committee (or other committee performing equivalent functions) of any other company.
Certain Relationships and Related Person Transactions
Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries on the one hand, and any of our directors, executive officers and holders of more than 5% of our voting securities on the other hand. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.
Stockholders’ Agreements
In connection with the Merger, we entered into Stockholders’ Agreements with each of Advent and THL (each a “Sponsor”, and collectively, the “Sponsors”).
Pursuant to the Stockholders’ Agreements, each Sponsor has certain registration rights depending on their individual ownership percentage of the Company’s outstanding common stock, including demand registration rights, piggyback registration rights and shelf registration statement rights, in each case, subject to certain customary limitations. The Sponsors will also have the right to specify the method of distribution of securities, including an underwritten public offering, and approve of the lead managing underwriter and each other managing underwriter. We are responsible for fees and expenses in connection with the Sponsors’ registration rights, other than underwriters’ discounts and brokers’ commissions.
In addition, for so long as either Sponsor holds more than 5% of our common stock, a Sponsor wishing to sell shares of our common stock pursuant to Rule 144 under the Securities Act must use commercially reasonable efforts to consult with the Company, and the Company shall use commercially reasonable efforts to consult with the other Sponsor in connection with dispositions of common stock by such Sponsor pursuant to Rule 144.
The Stockholders’ Agreements also provide Advent and THL with certain Board and Board committee designation rights as described above under “Corporate Governance--Stockholders’ Agreements” and contain certain voting commitments as described in “Proposal 1--Election of Directors.”

51

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer, as applicable.
Policies for Approval of Related Person Transactions
We have adopted a written Related Person Transaction Policy to comply with Section 404 of the Exchange Act. Under this policy, our Audit Committee must review and approve or ratify all relationships and related person transactions in which (i) the Company and (ii) a director, director nominee, executive officer, record or beneficial owner of 5% or more of our common stock, or any immediate family member of any such person (any such person, a “Related Person”) has a direct or indirect material interest. A Related Person’s interest is presumed material, unless it is clearly incidental in nature or determined in accordance with the policy to be immaterial.
Our compliance director is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.
As set forth in the Related Person Transaction Policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

•	the position with or relationship of the Related Person to us;

•	the materiality of the transaction to the Related Person and us, including the dollar value of the transaction, without regard to profit or loss;

•
the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to us for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that we offer generally to persons who are not Related Persons;

•	whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course of business; and

•
the effect of the transaction on our business and operations, including on our internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Any member of the Audit Committee who is a Related Person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

52	2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Stockholder Proposals
Under Rule 14a-8 under the Exchange Act, in order for a stockholder proposal to be included in our proxy materials for the 2021 annual meeting of stockholders, it must be received at our principal executive offices located at 1030 Sync Street, Morrisville, North Carolina 27560 by December 18, 2020.
Stockholders intending to present a proposal at the 2021 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Among other things, stockholders wishing to present such a proposal or nominate a director for the 2021 annual meeting of stockholders must deliver written notice of the proposal or nomination to the Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2021 annual meeting of stockholders no earlier than the close of business on January 27, 2021 and no later than the close of business on February 26, 2021. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2021 annual meeting of stockholders is more than 30 days before or more than 60 days after May 27, 2021, then notice by the stockholder must be delivered to our Corporate Secretary not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
Proxy Solicitation
We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, e-mail, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we have engaged Okapi Partners LLC (“Okapi Partners”) to assist in the solicitation of proxies for the Annual Meeting and we estimate we will pay Okapi Partners a fee of approximately $12,500. We have also agreed to reimburse Okapi Partners for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify Okapi Partners against certain losses, costs and expenses. Additionally, we will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

53

Delivery of Documents to Stockholders Sharing an Address
The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders at that address prior to the mailing date. This delivery method is referred to as “householding” and can result in significant cost savings. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of proxy materials either now or in the future, please contact our Corporate Secretary either by calling 1-919-876-9300 or by mailing a request to Attn: Corporate Secretary, Syneos Health, Inc., 1030 Sync Street, Morrisville, North Carolina 27560. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the proxy materials. In addition, stockholders at a shared address who receive multiple copies of the proxy materials may request to receive a single copy of the proxy materials in the future in the same manner as described above.
Annual Report on Form 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC, is accessible free of charge on our website at www.syneoshealth.com under “Investors – Financials – SEC Filings.” The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2019 and 2018, and the related consolidated statements of operations, statements of comprehensive loss, statements of stockholders’ equity and statements of cash flows for each of the years ended December 31, 2019, 2018 and 2017. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-919-876-9300 or sending an e-mail to Investor.Relations@syneoshealth.com. Please include your contact information with the request.
Other Matters
Other than those matters set forth in this Proxy Statement, the Board of Directors is not aware of any additional matters to be submitted before the 2020 Annual Meeting of Stockholders. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE COMPLETED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
THE BOARD OF DIRECTORS
Dated: April 16, 2020

54	2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Corporate Headquarters
1030 Sync Street
Morrisville, NC 27560
Phone: +1 919 876 9300
Fax: +1 919 876 9360
Toll-Free: +1 866 462 7373

About Syneos Health®
Syneos Health® (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. Syneos Health brings together approximately 24,000 clinical and commercial minds with the ability to support customers in more than 110 countries. The Company shares insights, uses the latest technologies and applies advanced business practices to speed its customers’ delivery of important therapies to patients. To learn more about how Syneos Health is shortening the distance from lab to life® visit syneoshealth.com.

SYNEOS HEALTH, INC.
1030 SYNC STREET
MORRISVILLE, NC 27560

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/SYNH2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2020. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D05717-P35791

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**SYNEOS HEALTH, INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

1. Election of Directors

| Nominees: | For | Against | Abstain |
|---|---|---|---|
| 1a. Bernadette M. Connaughton | ☐ | ☐ | ☐ |
| 1b. Kenneth F. Meyers | ☐ | ☐ | ☐ |
| 1c. Matthew E. Monaghan | ☐ | ☐ | ☐ |
| 1d. Joshua M. Nelson | ☐ | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. To approve on an advisory (nonbinding) basis our executive compensation. | ☐ | ☐ | ☐ |
| 3. To ratify the appointment of the Company's independent auditors Deloitte & Touche LLP. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Proxy Statement and Annual Report are available at www.proxyvote.com.

D05718-P35791

**SYNEOS HEALTH, INC.**
**Annual Meeting of Shareholders**
**May 27, 2020 8:00 AM, EDT**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Jason Meggs and Jonathan Olefson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of these shares of Class A Common stock of Syneos Health, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, EDT on May 27, 2020, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**